                                                                    EXHIBIT 4.7

                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
             FLEXINVEST(R)-PLUS PROTOTYPE PROFIT-SHARING/401(k) PLAN



PART I            DEFINITIONS
PART II           CREDITING SERVICE
PART III          ELIGIBILITY AND PARTICIPATION
PART IV           CONTRIBUTIONS
PART V            LIMITATION ON ALLOCATIONS
PART VI           PLAN INVESTMENT - CONTRACT
PART VII          PLAN INVESTMENT - POLICIES
PART VIII         PARTICIPANT'S ACCOUNT
PART IX           VESTING
PART X            IN-SERVICE WITHDRAWALS
PART XI           PARTICIPANT LOANS
PART XII          TERMINATION OF EMPLOYMENT
PART XIII         FORFEITURES
PART XIV          RETIREMENT BENEFITS
PART XV           DEATH BENEFITS
PART XVI          TOP-HEAVY REQUIREMENTS
PART XVII         INSURANCE COMPANY
PART XVIII        AMENDMENT, TERMINATION, MERGER, ETC. OF PLAN
PART XIX          ADMINISTRATION OF PLAN
PART XX           MISCELLANEOUS
PART XXI          TRANSITIONAL RULE-RETIREMENT DISTRIBUTIONS
PART XXII         TRANSITIONAL RULE-SURVIVOR ANNUITIES




(C)Copyright 1996 by Massachusetts Mutual Life Insurance Company.
All Rights Reserved. No reproduction of provisions in this document are permitted without the express written consent of Massachusetts Mutual Life Insurance Company, Springfield, Massachusetts 01111-0001.


Dated 12/96

                MASSACHUSETTS MUTUAL FLEXINVEST(R)-PLUS PROTOTYPE
                           PROFIT-SHARING/401(k) PLAN

                                Table of Contents

INTRODUCTION                                                                                              PAGE

           Prototype Profit-Sharing 401(k) Plan and Adoption                                               1
                           Agreement
           Purpose of Plan                                                                                 1


PART I - DEFINITIONS

           1.1             Administrator                                                                   2
           1.2             Anniversary Date                                                                2
           1.3             Annual Additions                                                                2
           1.4             Automatic Joint and Survivor Annuity                                            2
           1.5             Beneficiary                                                                     3
           1.6             Benefiting                                                                      3
           1.7             Business Day                                                                    3
           1.8             Code                                                                            3
           1.9             Company                                                                         3
           1.10            Company Matching Contributions                                                  3
           1.11            Company Profit-Sharing Contributions                                            3
           1.12            Company Qualified Matching Contributions                                        3
           1.13            Company Qualified Nonelective Contributions                                     3
           1.14            Compensation                                                                    4
           1.15            Contract                                                                        6
           1.16            Deferred Salary Agreement                                                       6
           1.17            Direct Rollover                                                                 6
           1.18            Effective Date                                                                  6
           1.19            Election Period                                                                 6
           1.20            Elective Deferrals                                                              6
           1.21            Eligible Retirement Plan                                                        6
           1.22            Eligible Rollover Distribution                                                  7
           1.23            Employee                                                                        7
           1.24            Employer                                                                        7
           1.25            Entry Date                                                                      7
           1.26            Excess Aggregate Contributions                                                  7
           1.27            Excess Annual Additions                                                         8
           1.28            Excess Contributions                                                            8
           1.29            Excess Deferrals                                                                8
           1.30            Highly Compensated Employee                                                     8
           1.31            Hour of Service                                                                10
           1.32            Insurance Company                                                              11
           1.33            Leased Employee                                                                11
           1.34            Limitation Year                                                                11
           1.35            Maximum Permissible Amount                                                     12
           1.36            One-Year Break in Service                                                      12


           1.37            Participant                                                                    12
           1.38            Participant Matched Contributions                                              12
           1.39            Participant Nondeductible
                             Voluntary Contributions                                                      12
           1.40            Plan                                                                           13
           1.41            Plan Year                                                                      13
           1.42            Policy                                                                         13
           1.43            Prototype Plan                                                                 13
           1.44            Qualified Election                                                             13
           1.45            Spouse                                                                         13
           1.46            Straight Life Annuity                                                          13
           1.47            Termination of Employment                                                      14
           1.48            Valuation Date                                                                 14
           1.49            Year of Service                                                                14


PART II - CREDITING SERVICE

           2.1             General Method of Crediting Service                                            14
           2.2             Equivalency Methods Based Upon Periods
                             of Employment                                                                14
           2.3             One Method of Crediting Service
                             for All Employees                                                            14
           2.4             Service With a Predecessor Employer                                            14


PART III - ELIGIBILITY AND PARTICIPATION

           3.1             Eligibility                                                                    15
           3.2             Eligibility Computation Period                                                 15
           3.3             Break in Service/Return to Service                                             15
           3.4             Notification of Eligible Employees                                             16
           3.5             Conditions of Continued Participation                                          16


PART IV - CONTRIBUTIONS

           4.1             Contributions to the Plan                                                      16
           4.2             Limitations on Elective Deferrals                                              17
           4.3             Excess Contributions                                                           20
           4.4             Limitations on Company and Participant
                             Contributions                                                                21
           4.5             Excess Aggregate Contributions                                                 23
           4.6             Multiple Use of Alternative Test                                               25
           4.7             Permitted Disparity                                                            25
           4.8             Collection of Participant Contributions                                        26

           4.9             Company Contributions - Timing                                                 26
           4.10            Company Contributions - Profits                                                27
           4.11            Return of Company Contributions                                                27
           4.12            Rollover Contributions                                                         27
           4.13            Transfers of Amounts From Other Plans                                          28
           4.14            Participant Deductible
                             Voluntary Contributions                                                      28
           4.15            Additional Requirements for Owner-Employees                                    28


PART V - LIMITATION ON ALLOCATIONS

           5.1             Maximum Permissible Amount                                                     29
           5.2             Estimate of Maximum                                                            29
           5.3             Reconciliation                                                                 30
           5.4             Excess Annual Additions                                                        30
           5.5             If Company Maintains Other
                             Defined Contribution Plans                                                   31
           5.6             If Company Maintains Other Plans                                               32
           5.7             Controlled Group of Employers, Etc.                                            32
           5.8             Definitions                                                                    32


PART VI - PLAN INVESTMENT - CONTRACT

           6.1             Funding Policy                                                                 34
           6.2             Contract                                                                       35
           6.3             Insurance Company's Authority
                             to Direct Investments                                                        35
           6.4             Participant-Directed Investments                                               36
           6.5             Combining Assets of More Than One Plan
                             in a Single Contract                                                         36


PART VII - PLAN INVESTMENT - POLICIES

           7.1             Request of Participant                                                         37
           7.2             Limitations on Purchase                                                        37
           7.3             Company is Owner                                                               37
           7.4             Premium Payments                                                               37
           7.5             Dividends                                                                      37
           7.6             Distribution of Policies                                                       38
           7.7             Change in Amount of Insurance                                                  38
           7.8             Policies upon Termination of Employment                                        38


PART VIII - PARTICIPANT'S ACCOUNTS

           8.1             Participant's Account                                                          38
           8.2             Valuation of Accounts                                                          39


PART IX - VESTING

           9.1             Full Vesting in Certain Separate Accounts                                      40
           9.2             Vesting in Participant's Accounts
                             Attributable to Company Matching
                             and Profit-Sharing Contributions                                             40
           9.3             Vesting Years of Service/Breaks in Service                                     41


PART X - IN-SERVICE WITHDRAWALS

           10.1            In General                                                                     41
           10.2            Sequence and Conditions for Withdrawal                                         41
           10.3            Financial Hardship                                                             42
           10.4            No Forfeiture of Participant's Account
                             Attributable to Participant Contributions                                    43

PART XI - PARTICIPANT LOANS

           11.1            In General                                                                     43
           11.2            Application for Loans                                                          44
           11.3            Amount of Loan                                                                 44
           11.4            Interest Rate                                                                  45
           11.5            Repayments                                                                     45
           11.6            Default and/or Acceleration                                                    45


PART XII - TERMINATION OF EMPLOYMENT

           12.1            Notice of Termination of Employment                                            46
           12.2            Amount of Participant's Benefit                                                46
           12.3            Participant's Election of a Form of Benefit                                    46
           12.4            Forfeiture of Nonvested Portion of
                             Participant's Account                                                        47
           12.5            Repayment                                                                      48


PART XIII - FORFEITURES

           13.1            Occurrence of Forfeiture                                                       49
           13.2            Application of Forfeitures                                                     49

PART XIV - RETIREMENT BENEFITS

           14.1            Normal Form of Retirement Benefit                                              49
           14.2            Optional Forms of Benefit                                                      50
           14.3            Special Rule                                                                   50
           14.4            Waiver of Thirty-Day Period for Consent                                        50
           14.5            Amount of Retirement Benefit                                                   51
           14.6            Participant Election of a Retirement Date                                      51
           14.7            Participant's Right to Defer Retirement                                        51
           14.8            Distribution of Retirement Benefits                                            52
           14.9            Minimum Amounts to be Distributed from
                             Participant Account                                                          53

PART XV - DEATH BENEFITS

           15.1            Preretirement Death of a Participant                                           53
           15.2            Preretirement Survivor Annuity                                                 55
           15.3            Post-retirement Death of a Participant                                         55
           15.4            Designation of a Beneficiary                                                   56


PART XVI - TOP-HEAVY REQUIREMENTS

           16.1            In General                                                                     56
           16.2            Minimum Contribution Under a Top-Heavy Plan                                    56
           16.3            Nonforfeitability of Minimum Contribution                                      57
           16.4            Top-Heavy Vesting                                                              57
           16.5            Top-Heavy Definitions                                                          57


PART XVII - INSURANCE COMPANY

           17.1            Not a Party                                                                    60
           17.2            Not Responsible for the Acts of
                             the Company or Administrator                                                 60
           17.3            Reliance on Signatures                                                         60
           17.4            Acquittance                                                                    60
           17.5            Duties of the Insurance Company                                                60
           17.6            Plan Controls                                                                  61


PART XVIII - AMENDMENT, TERMINATION, MERGER, ETC. OF PLAN

           18.1            Permanency                                                                     61
           18.2            Amendment by Insurance Company                                                 61
           18.3            Permissible Amendments by Company                                              61
           18.4            Restrictions on Amendments                                                     62

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
           18.5            Termination of Plan                                                            62
           18.6            Full Vesting Upon Termination                                                  63
           18.7            Merger, Consolidation or
                             Transfer of Plan Assets                                                      63


PART XIX- ADMINISTRATION OF PLAN

           19.1            Appointment of Administrator                                                   64
           19.2            Administrator's Powers and Duties                                              64
           19.3            Delegation of Administrative
                             Responsibilities                                                             65
           19.4            Bonding                                                                        66
           19.5            Fiduciary Liability Insurance
                             and Indemnification                                                          66
           19.6            Compensation of Administrator                                                  66
           19.7            Service of Legal Process                                                       66
           19.8            Company Census Report                                                          66
           19.9            Information About Plan                                                         66
           19.10           Information About Participants
                             and Beneficiaries                                                            67
           19.11           Claim for Benefits                                                             67
           19.12           Claims Review Procedure                                                        67
           19.13           Missing Participants or Beneficiaries                                          68


PART XX - MISCELLANEOUS

           20.1            Assignment or Alienation                                                       68
           20.2            Responsibility for Qualification of Plan                                       68
           20.3            Original Document                                                              69
           20.4            State Law                                                                      69
           20.5            Not an Employment Contract                                                     69
           20.6            Word Usage                                                                     69
           20.7            Interpretation of Plan                                                         69
           20.8            Headings                                                                       69


PART XXI - TRANSITIONAL RULE - Retirement Distributions                                                   70


PART XXII - TRANSITIONAL RULE - Survivor Annuities                                                        72

                               ADOPTION AGREEMENT


           A.              Plan Name
           B.              Contract
           C.              Dates
           D.              Eligibility Requirements
           E.              Compensation
           F.              Retirement
           G.              Elective Deferrals
           H.              Company Qualified Nonelective Contributions
           I.              Company Matching and Company Qualified
                             Matching Contributions
           J.              Participant Contributions
           K.              Company Profit-Sharing Contributions
           L.              Forfeitures
           M.              Investment Allocation And Profit Requirement
           N.              Policies
           O.              In-Service Withdrawals
           P.              Loans
           Q.              Special Top-Heavy Elections
           R.              Vesting
           S.              Termination of Employment
           T.              Limitation on Allocating Contributions
           U.              Present Value of Accrued Benefits
           V.              Adoption Conditional Upon IRS Approval

                   Massachusetts Mutual Life Insurance Company

                 FLEXINVEST(R) PROTOTYPE PROFIT-SHARING/401(k)
                                      PLAN
                    Established Under Revenue Procedure 89-9
     IRS Serial No. D265755a (Standardized) and D365756a (Non-standardized)

Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts (MassMutual) has prepared this Profit-Sharing/401(k) Plan for Employers interested in providing retirement benefits for their Employees. Any Company may adopt this Plan, provided that it executes an agreement, hereinafter referred to as the Adoption Agreement, delivers a copy of the executed Adoption Agreement to MassMutual and agrees to conform to and abide by all of the terms and provisions of this Plan. The Company must also apply for and have issued to it a group annuity contract to fund the Plan and to provide benefits under the Plan. The Company may also apply for and have issued to it individual life insurance Policies.

MassMutual has received a favorable Opinion Letter for this Prototype plan from the Internal Revenue Service in accordance with Revenue Procedure 89-9. A copy of that Opinion Letter is contained in the Adoption Agreement. MassMutual strongly suggests that the Company adopting the non-standardized Plan file with the appropriate Internal Revenue Service Key District Office for a Determination Letter. If the Company adopting the standardized Plan maintains or later adopts another Plan in addition to this Plan, MassMutual strongly suggests that the adopting Company file with the appropriate Internal Revenue Service Key District Office for a Determination Letter.

                                 PURPOSE OF PLAN

The Company establishes this Plan to provide funds for its Employees' retirement and to provide funds for their Beneficiaries in the event of death. The benefits provided in this Plan shall be paid from a Group Annuity Contract and individual life insurance policies issued to the Company. The Plan is established and shall be maintained for the exclusive benefit of eligible Employees and their Beneficiaries. If the Company adopts this Plan as an amendment to an existing plan, the existing plan shall be superseded by this Plan.

This Plan and any related documents are instruments having IMPORTANT FINANCIAL, LEGAL AND TAX IMPLICATIONS. Neither MassMutual nor its representatives can give assurances that the adoption of this Plan shall create a qualified Plan for a particular Company. Each Company must assume responsibility for the tax or legal aspects pertaining to its Plan. EACH COMPANY SHOULD CONSULT ITS OWN ATTORNEY FOR LEGAL ADVICE.

References to Parts and to numbered Paragraphs relate to the Plan document and those made to Sections relate to the Adoption Agreement.

                              PART I - DEFINITIONS


1.1 ADMINISTRATOR - The person or persons designated by the Company in accordance with Paragraph 19.1 to manage the Plan. If no person is appointed, the Administrator shall be the Company.

1.2 ANNIVERSARY DATE - The first day of each Plan Year designated in Section (C) by the Company.

1.3 ANNUAL ADDITIONS - The sum of the following amounts credited to a Participant's Account for the Limitation Year:

         (a)      Company contributions,

         (b)      Participant contributions,

         (c)      Forfeitures,

         (d) Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Company, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code
                  Section 419(e), maintained by the Company, are treated as Annual Additions to a defined contribution plan, and

         (e)      Allocations under a simplified employee pension plan.

         For this purpose, any Excess Annual Additions applied under Paragraphs
         5.4 or 5.5 in the Limitation Year to reduce Company contributions shall be considered Annual Additions for such Limitation Year.

         The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Participant contributions as an Annual Addition.

1.4 AUTOMATIC JOINT AND SURVIVOR ANNUITY - An immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's Spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and his Spouse, and which is the amount of benefit which can be purchased with the Participant's vested account balance. The percentage of the survivor annuity under the Plan shall be 50 percent unless a different percentage is elected by a Participant.

1.5 BENEFICIARY - The person or persons designated under Paragraph 15.4 in accordance with Code Section 401(a)(9) (and the Regulations thereunder), to receive any benefits under the Plan on account of the death of the Participant. If any Policy is issued hereunder on the life of a Participant, the Beneficiary thereunder shall be designated separately under such Policy.

1.6 BENEFITING - A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Code Section 1.410(b)-3(a).

1.7 BUSINESS DAY- A day on which the New York Stock Exchange is open for business.

1.8      CODE - The Internal Revenue Code of 1986, as amended.

1.9      COMPANY - The employer adopting this Plan.

1.10 COMPANY MATCHING CONTRIBUTIONS - If elected in Section (I), the Company may contribute money to match the Participant's Elective Deferrals and/or Participant Matched Contributions. The amount of the contribution shall be determined in accordance with the formula elected in Section (I).

1.11 COMPANY PROFIT-SHARING CONTRIBUTIONS - If elected in Section (K), the Company may make an extra contribution to the Plan. The amount of the contribution is determined at the sole discretion of the Company. The Administrator shall allocate Company Profit-Sharing Contributions to Participants' Accounts in accordance with the allocation formula elected in Section (K). Company Profit-Sharing Contributions shall be allocated to the Account of each Participant who has completed the requirements elected in Section (K). In the case of a Participant whose Entry Date is other than the first day of the Plan Year, all Hours of Service during the Plan Year in which participation commenced (or recommenced), including Hours of Service credited to a Participant prior to his Entry Date, shall be taken into account when determining whether or not the Participant has met the Hours of Service requirement during the Plan Year.

1.12 COMPANY QUALIFIED MATCHING CONTRIBUTIONS - If elected in Section (I), the Company may contribute money to match the Participant's Elective Deferrals and/or Participant Matched Contributions. These contributions are subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made. The amount of the contribution shall be determined in accordance with the formula elected in Section
         (I).

1.13     COMPANY QUALIFIED NONELECTIVE CONTRIBUTIONS - If elected in Section
         (H), the Company may elect to make an extra annual contribution to the Plan. These contributions are nonforfeitable when made; and are distributable only in accordance with the distribution provisions of Code Section 401(k).

         In addition, in accordance with Paragraphs 4.3(a) and 4.5(a), a Company may make Qualified Nonelective Contributions on behalf of non-Highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test, or both, pursuant to Regulations under the Code.

1.14 COMPENSATION - As elected by the Company in Section (E), for all purposes of this Plan other than Part V, Limitation on Allocations, Compensation shall mean all of each Participant's:

         (a) INFORMATION REQUIRED TO BE REPORTED UNDER CODE SECTIONS 6041 AND 6051 (Wages, Tips and Other Compensation as reported on Form W-2). Compensation is defined as wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by the Company (in the course of the Company's trade or business) for which the Company is required to furnish the Employee with a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code
         Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

         (b) CODE SECTION 3401(A) WAGES. Compensation is defined as wages as defined in Code Section 3401(a) for the purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

         (c) CODE SECTION 415 SAFE-HARBOR COMPENSATION UNDER IRS REG. SECTION 415-2(d)(10). Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements and expense allowances under a nonaccountable plan as described in IRS Reg.
         Section 1.62-2(c)), and excluding all other amounts including the following: (1) Company contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Company contributions under a simplified Employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan or deferred compensation; (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) Other amounts which received special tax benefits, or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

         (d) TOTAL COMPENSATION AS DEFINED UNDER IRS REG. SECTION 1.415-2(D)(1) AND (2). Compensation is defined as immediately above in Subparagraph 1.14(c), but also including the following: (1) In the case of a Participant who is an Employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the Participant's earned income (as described in Code Section 401(c)(2) and the regulations thereunder). (2) Amounts described in Code Sections 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includible in the gross income of the Employee. (3) Amounts paid or reimbursed by the Company for moving expenses incurred by an Employee, but only to the extent that these amounts are not deductible by the Employee under Code
         Section 217. (4) The value of a non-qualified stock option granted to an Employee by the Company, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted. (5) The amount includible in the gross income of an Employee upon making the election described in Code
         Section 83(b).

         The Compensation of each Participant taken into account annually for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to the plan year beginning in such calendar year. If a plan year consists of fewer than 12 months, the Compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short plan year, and the denominator of which is 12.

         In determining the Compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $150,000 limitation is exceeded, then (except for the purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Paragraph prior to the application of this limitation.

         For any self-employed individual covered under the Plan, Compensation shall mean earned income. Earned income means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings shall be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Company to a qualified plan to the extent deductible under Code
         Section 404. Net earnings shall be determined with regard to the deduction allowed to the Company by Code Section 164(f) for taxable years beginning after December 31, 1989.

1.15 CONTRACT - The group annuity contract issued by the Insurance Company to the Company or as specified in Section (B).

1.16 DEFERRED SALARY AGREEMENT - The agreement entered into by a Participant with the Company to reduce his Compensation pursuant to Paragraph 1.20. Any Deferred Salary Agreement or other deferral mechanism cannot be adopted retroactively.

1.17 DIRECT ROLLOVER - A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

1.18 EFFECTIVE DATE - The date elected in Section (C) as the first day of the first Plan Year.

1.19 ELECTION PERIOD - The period during which a Participant may waive the Preretirement Survivor Annuity under Paragraph 15.2. If Paragraph 14.3 is operative, this period begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the Election Period shall begin on the date of separation. In addition, a Participant who has not yet attained age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant attains age 35. Such election shall not be valid unless the Participant receives a written explanation of the Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Paragraph 14.3. Preretirement Survivor Annuity coverage shall be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of Paragraphs 1.44 and 15.2.

1.20 ELECTIVE DEFERRALS - If elected in Section (G), the Company may make contributions to the Plan at the election of the Participant, in lieu of cash Compensation. Elective Deferrals shall include contributions made pursuant to a Deferred Salary Agreement or other deferral mechanism. Elective Deferrals shall not include any deferrals properly distributed as Excess Annual Additions.

1.21 ELIGIBLE RETIREMENT PLAN - An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Participant's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. For purposes of this definition, a former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code may make an Eligible

         Rollover Distribution to an Eligible Retirement Plan described in Code
         Section 402(c)(8)(B).

1.22 ELIGIBLE ROLLOVER DISTRIBUTION - An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant or Spousal Beneficiary, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or Spousal Beneficiary or the joint lives (or joint life expectancies) of the Participant and the Participant's designated beneficiary (if permitted in the Plan), or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

1.23 EMPLOYEE - Any person employed by the Company or any other Company required to be aggregated under Paragraph 1.24. The term Employee shall also include an individual who is self-employed, an owner-Employee, or a Leased Employee.

         Self-employed individual means a person who has earned income for the taxable year from the trade or business for which the Plan is established; also, a person who would have had earned income but for the fact that the trade or business had no net profits for the taxable year.

         Owner-Employee means a person who is sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest in the partnership.

1.24 EMPLOYER - The entity that establishes or maintains this Plan; any organization which has adopted this Plan with the consent of such establishing Employer; and any successor of such Employer. Except as provided for purposes of Limitation on Allocations in Paragraph 5.7, and for separate lines of business in Code Section 414(r), all Employees of all corporations which are members of a controlled group of corporations (as defined in Code Section 414(b)), all trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c)), all members of an affiliated service group (as defined in Code Section 414(m)) and any other entity required to be aggregated pursuant to Regulations under Code Section 414(o) shall be treated as employed by a single Employer.

1.25 ENTRY DATE - The date on which an Employee becomes a Participant as designated in Section (D) after satisfying the eligibility requirements of Section (D).

1.26 EXCESS AGGREGATE CONTRIBUTIONS - With respect to any Plan Year, the excess of:

         (a) The aggregate Actual Contribution Percentage amounts taken into account in computing the numerator of the ACP actually made on behalf of Highly Compensated Employees for such Plan Year, over

         (b) The maximum Actual Contribution Percentage amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their ACP, beginning with the highest of such percentages).

         Such determination shall be made after first determining Excess Deferrals pursuant to Paragraph 4.2(a) and then determining Excess Contributions pursuant to Paragraph 4.2(b).

1.27 EXCESS ANNUAL ADDITIONS - The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

1.28     EXCESS CONTRIBUTIONS - With respect to any Plan Year, the excess of:

         (a) The aggregate amount of Company contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

         (b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their ADPs, beginning with the highest of such percentages).

1.29 EXCESS DEFERRALS - A Participant's Elective Deferrals that are includible in the Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

1.30 HIGHLY COMPENSATED EMPLOYEE - The group of Highly Compensated Employees ("HCEs") includes any Employee who is employed by the Employer on the snapshot day and who (i) is a 5-percent owner on the snapshot day, (ii) receives compensation for the Plan Year in excess of the Code Section 414(q)(1)(B) amount for the Plan Year, (iii) receives compensation for the Plan Year in excess of the Code Section 414(q)(1)(C) amount for the Plan Year and is a member of the top paid group of Employees within the meaning of Code Section 414(q)(4), or (iv) is an officer on the snapshot day and receives compensation during the Plan Year that is greater than 50 percent of the dollar limitation in effect under Code
         Section 415(b)(1)(A). If no officer satisfies the compensation requirement of (iv) above, the highest paid officer for such Plan Year shall be treated as a HCE.

         For purposes of determining who is a HCE, compensation means compensation within the meaning of Code Section 415(c)(3) as set forth in the Plan for purposes of determining the Code Section 415 limits, except that amounts excluded pursuant to Code Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) are included. If compensation used for purposes of determining the Code Section 415 limits under the Plan is not defined as total compensation as provided under Code Section

         415(c)(3) and the regulations thereunder, then for purposes of determining who is a HCE, compensation means compensation within the meaning of Code Section 1.415-2(d)(11)(i) of the Income Tax Regulations, except that amounts excluded pursuant to Code Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) are included.

         If, as of the snapshot day, an Employee is a family member of either a 5-percent owner (whether active or former) or a HCE who is one of the 10 most HCEs ranked on the basis of compensation paid by the Employer during such year, then the family member and the 5-percent owner or top-ten HCE shall be aggregated. In such case, the family member and 5-percent owner or top-ten HCE shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of the compensation and contributions and benefits of the family member and 5-percent owner or top-ten HCE. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee, and the spouses of such ascendants and descendants.

         The snapshot day selected in Section (C)(5) must be a single day during the Plan Year that is reasonably representative of the Employer's workforce and the Plan's coverage throughout the Plan Year. In addition, if the Employer uses a snapshot day in substantiating compliance with the nondiscrimination requirements of Code Sections 401(a)(4), 410(b), or 414(s), the same snapshot day must be used for purposes of determining the HCEs.)

         The group of HCEs will also include any Employee who during the Plan
         Year:

         (a) terminated employment prior to the snapshot day and was a HCE in the prior Plan Year;

         (b) terminated employment prior to the snapshot day and (i) was a 5-percent owner, or (ii) has compensation for the Plan Year which is greater than or equal to the compensation of any Employee who is treated as a HCE on the snapshot day (except for Employees who are HCEs solely because they are 5-percent owners or officers), or (iii) was an officer and has compensation greater than or equal to the compensation of any other officer who is a HCE on the snapshot day solely because that person is an officer; or

         (c) becomes employed subsequent to the snapshot day during the Plan Year and (i) is a 5-percent owner, or (ii) has compensation for the Plan Year that is greater than or equal to the compensation of any Employee who is treated as a HCE on the snapshot day (except Employees who are HCEs solely because they are 5-percent owners or officers), or (iii) is an officer and has compensation that is greater than or equal to the compensation of any other officer who is a HCE on the snapshot day solely because that person is an officer.

         The determination of who is a HCE, including the determinations of the number and identity of Employees in the top paid group, the number of Employees treated as officers and the compensation that is taken into account, will be made in accordance with Code Section 414(q) and Code Section 1.414(q)-1T of the temporary Income Tax Regulations to the extent they are not inconsistent with the method established above.

1.31     HOUR OF SERVICE -

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company. These hours shall be credited to the Employee for the computation period in which the duties are performed;

         (b) Each hour for which an Employee is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this Paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference; and

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. The same Hours of Service shall not be credited both under Subparagraph (a) or Subparagraph (b), as the case may be, and under this Subparagraph (c). These Hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

         (d) Where an Employee leaves a non-temporary position with the Company to enter the United States military service and receives an honorable discharge upon completion of military service, application for reemployment must be made within the following time periods: if the military service is less than 31 days, the employee must report for reemployment on the first full working day; if the service is from 31 to 181 days, the employee must apply to the company within 14 days; and if service is over 180 days, the employee must apply to the Company within 90 days. If the employee is hospitalized or injured, the time to apply to the Company is extended for two years.

         (e) Hours of Service shall be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code
                  Section 414(b)), a group of trades or businesses under common control (under Code Section 414(c)), of which the adopting Company is a member, and any other entity required to be aggregated with the Company pursuant to Code Section 414(o) and the Regulations thereunder. Hours of Service shall also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Section 414(o) and the Regulations thereunder.

         (f) Hours of Service shall be determined on the basis of the method selected in Section (D).

         (g) Solely for purposes of determining whether a Break in Service, as defined in Paragraph 1.36, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this Subparagraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

                  The Hours of Service credited under this Subparagraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

1.32 INSURANCE COMPANY - Massachusetts Mutual Life Insurance Company or MML Pension Insurance Company, or with respect to Policies, any other legal reserve life insurance company authorized to do business in the state of policy issue.

1.33 LEASED EMPLOYEE - Any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Company. Contributions or benefits provided a leased Employee by the leasing organization which are attributable to services performed for the recipient Company shall be treated as provided by the recipient Company.

         A leased Employee shall not be considered an Employee of the recipient if: (1) such Employee is covered by a money purchase pension plan providing: (i) a non-integrated Company contribution rate of at least 10 percent of Compensation, as defined in Code Section 415(c)(3) but including amounts contributed by the Company pursuant to a Deferred Salary Agreement which are excludable from the Employee's gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b), (ii)
         immediate participation, and (iii) full and immediate vesting; and (2) leased Employees do not constitute more than 20 percent of the recipient's non-Highly Compensated workforce.

1.34 LIMITATION YEAR - A calendar year or any other 12-consecutive month period elected by the Company in Section (C). All qualified plans maintained by the

         Company must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

1.35 MAXIMUM PERMISSIBLE AMOUNT - The maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of: (a) the defined contribution dollar limitation, or (b) 25 percent of the Participant's Compensation for the Limitation Year.

         The Compensation limit referred to in (b), shall not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition, under Code Sections 415(l)(1) or 419A(d)(2).

         The defined contribution dollar limitation is $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Code
         Section 415(b)(1) as in effect for the Limitation Year.

         If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount shall not exceed the defined contribution dollar limitation multiplied by the following fraction:

                  Number of months in the short Limitation Year
                                       12

1.36 ONE-YEAR BREAK IN SERVICE - A 12-consecutive month period (computation period) during which the Participant does not complete more than 500 Hours of Service with the Company.

1.37 PARTICIPANT - Any eligible active Employee of the Company who became a member of this Plan on an Entry Date.

1.38     PARTICIPANT MATCHED CONTRIBUTIONS - The Company may elect in Section
         (J) to allow Participants to contribute amounts to the Plan based on nondeferred (after-tax) Compensation. Participants may or may not be required to make the contribution to the Plan. However, if the contribution is made, it shall cause the Company to contribute amounts to the Plan on behalf of the Participant known as Company Matching Contributions or Company Qualified Matching Contributions.

1.39 PARTICIPANT NONDEDUCTIBLE VOLUNTARY CONTRIBUTIONS - The Company may elect in Section (J) to allow the Participant to contribute amounts to the Plan based on non-deferred (after-tax) Compensation. The Participant is not required to contribute to the Plan and the contributions shall not cause the Company to contribute additional amounts to the Plan on behalf of a Participant, but they provide additional benefits for the Participant under the Plan.

1.40 PLAN - The MassMutual FLEXINVEST(R) Prototype Profit-Sharing/401(k) Plan as applied separately to the Company.

1.41 PLAN YEAR - The 12-consecutive month period designated by the Company in Section (C).

1.42 POLICY - An individual life insurance policy issued by the Insurance Company to the Company on the life of a Participant.

1.43 PROTOTYPE PLAN - A plan, the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

1.44 QUALIFIED ELECTION - A waiver of an Automatic Joint and Survivor Annuity or a Preretirement Survivor Annuity. A waiver shall not be effective unless: (a) the Participant's Spouse consents in writing to the election; (b) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiary, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (c) the Spouse's consent acknowledges the effect of the election; and (d) the Spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the Automatic Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no Spouse or that the Spouse cannot be located, a waiver shall be deemed a Qualified Election.

         Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Paragraph 14.3.

1.45 SPOUSE - The Spouse or surviving spouse of the Participant, provided that a former spouse shall be treated as the Spouse or surviving spouse and a current spouse shall not be treated as the Spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

1.46 STRAIGHT LIFE ANNUITY - An annuity payable in equal installments for the life of the Participant that terminates upon the Participant's death.

1.47 TERMINATION OF EMPLOYMENT - The separation from service of the Participant before Normal Retirement Date other than by reason of death, disability as determined under Section (F)or early retirement, if elected in Section (F).

1.48     VALUATION DATE - Each Business Day.

1.49 YEAR OF SERVICE - A 12-consecutive month period (computation period) during which the Employee completes at least 1,000 Hours of Service. The applicable 12-consecutive month period for eligibility and participation purposes can be found in Part III, and for vesting in
         Part IX.


                           PART II - CREDITING SERVICE

2.1 GENERAL METHOD OF CREDITING SERVICE. The Administrator shall count actual Hours of Service during the applicable 12-consecutive month computation period as elected under Section (D). The Employee shall receive credit for a Year of Service if the Employee is credited with 1000 or more Hours of Service during the computation period and shall incur a One-Year Break in Service if the Participant is not credited with more than 500 Hours of Service during the computation period. In general, the Employee's entitlement with respect to participation and vesting shall be determined by totaling the number of Years of Service credited to the Employee.

2.2 EQUIVALENCY METHODS BASED UPON PERIODS OF EMPLOYMENT. The Administrator shall credit the Employee with a specified number of Hours of Service for each period of employment if the Employee would receive credit for at least one Hour of Service in that period of employment as elected under Section (D). The periods of employment on which equivalency may be based, if applicable and subject to this election, are: days worked, weeks worked, semi-monthly payroll period and months worked. The Employee shall receive credit for a Year of Service if the Employee is credited with 1000 or more equivalency Hours of Service during a computation period and shall incur a One-Year Break in Service if the Participant does not complete more than 500 equivalency Hours of Service during the computation period. In general, the Employee's entitlement with respect to participation and vesting shall be determined by totaling the number of Years of Service credited to the Employee.

2.3 ONE METHOD OF CREDITING SERVICE FOR ALL EMPLOYEES. The Administrator shall credit Service for all classifications of Employees under the Plan using the same method of crediting service set forth in Section
         (D).

2.4 SERVICE WITH A PREDECESSOR EMPLOYER. Where the Company maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Company for purposes of determining an Employee's eligibility to participate in the Plan and vesting. Where a Company establishes the Plan which was not maintained by a predecessor employer, service with the predecessor employer, including a sole proprietorship or partnership, shall be treated as service with the Company for eligibility to participate and vesting only if elected by the Company in Section (D).


                    PART III - ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY. Each present and future Employee of the Company shall be entitled to participate in this Plan on the Effective Date or on an Entry Date coincident with or immediately following the date on which he satisfies the classification, service, and age requirements set forth in Section (D). If this Plan amends and restates a former plan that was qualified under Code Sections 401(a) or 403(a), each Employee who was a Participant (or entitled to participate) in the former plan on the day before the Effective Date of this restated Plan shall continue as a Participant (or continue to be entitled to participate) in the Plan.

3.2 ELIGIBILITY COMPUTATION PERIOD. Years of Service and Breaks in Service shall be measured on the same eligibility computation period. The initial eligibility computation period is the 12-consecutive month period beginning on the date the Employee first performs an Hour of Service for the Company (employment commencement date).

         The succeeding 12-consecutive month periods commence with the first Plan Year which commences prior to the first anniversary of the Employee's employment commencement date regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility computation period. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period shall be credited with two Years of Service for purposes of eligibility to participate.

3.3 BREAK IN SERVICE/RETURN TO SERVICE. A former Participant shall become a Participant immediately upon his return to the employ of the Company if such former Participant had a nonforfeitable right to all or a portion of his account balance derived from Company contributions at the time of his termination.

         For a former Participant who did not have any nonforfeitable right to the account balance derived from Company contributions, Years of Service before a period of consecutive One-Year Breaks in Service shall not be taken into account in computing eligibility service if the number of consecutive One-Year Breaks in Service in such period equals or exceeds the greater of 5 or the aggregate number of Years of Service. Such aggregate number of Years of Service shall not include any Years of Service disregarded under the preceding sentence by reason of prior Breaks in Service.

         If a Participant's Years of Service are disregarded pursuant to the preceding paragraph, such Participant shall be treated as a new Employee for eligibility purposes. If a Participant's Years of Service may not be disregarded pursuant to the preceding paragraph, such Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.

         In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a Break in Service, such Employee shall participate immediately upon returning to an eligible class of Employees. If such Participant incurs a Break in Service, eligibility shall be determined pursuant to the three preceding paragraphs.

         In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

3.4 NOTIFICATION OF ELIGIBLE EMPLOYEES. The Administrator shall notify each Employee of his right to participate in the Plan prior to the Entry Date he first becomes entitled to participate. On the date of such notification, the Administrator shall furnish such Employee with a summary plan description of the Plan, the options available to him under the Plan and an enrollment form. If a Participant requests to have a Policy purchased on his behalf, the Participant shall also complete an application for the Policy. To become a Participant as of the Entry Date provided in Section (D), the Employee must complete the form and file it with the Administrator not later than one week after his Entry Date. If the Employee files the form later than one week after his Entry Date, he shall become a Participant on the first day of the second calendar month next following the date he files the form.

3.5 CONDITIONS OF CONTINUED PARTICIPATION. As a condition of continued participation under the Plan, each Participant agrees to:

         (a) Limit his recourse for payment of any benefits to which he is entitled to the assets of the Plan;

         (b) Complete and file with the Administrator an enrollment form, a Deferred Salary Agreement and such other forms as required by the Administrator or Insurance Company;

         (c)      Submit such evidence of insurability as may be required; and

         (d) Provide the Administrator with such information about himself and his Beneficiary as required by Paragraph 19.10.


                             PART IV - CONTRIBUTIONS


4.1 CONTRIBUTIONS TO THE PLAN. The Company shall contribute to the Plan, for each Plan Year:

         (a)      Elective Deferrals (if elected in Section (G));

         (b)      Company Matching Contributions (if elected in Section (I));

         (c)      Company Qualified Matching Contributions (if elected in
                  Section (I));

         (d)      Company Profit-Sharing Contributions (if elected in Section
                  (K)); and

         (e) Company Qualified Nonelective Contributions (if elected in Section (H)).

         Each Participant may, by written direction to the Administrator, elect to make to the Plan:

         (a)      Participant Matched Contributions (if permitted by Section
                  (J));

         (b) Participant Nondeductible Voluntary Contributions (if permitted by Section (J)).

         The Participant may suspend his contributions, if allowed, during any time period by filing a written notice with the Administrator.

4.2      LIMITATIONS ON ELECTIVE DEFERRALS.

         (a) Maximum Amount of Elective Deferrals: No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Company, during the Participant's taxable year, in excess of the dollar limitations contained in Code Section 402(g) in effect at the beginning of such taxable year. With respect to any taxable year, a Participant's elective deferrals are the sum of all Company contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in Code Section 401(k), a simplified employee pension cash or deferred arrangement as described in Code
                  Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code
                  Section 501(c)(18), and any Company contributions made on behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a Deferred Salary Agreement. A Participant may assign to this Plan any Excess Deferrals made during a taxable year by notifying the Administrator in writing on or before March 1st of the amount of the Excess Deferrals to be designated to the Plan. A Participant is deemed to notify the Administrator of any Excess Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer. Notwithstanding any other provision of the Plan, Excess Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Deferrals were assigned for the preceding year and who claims Excess Deferrals for such taxable year.

                  Excess Deferrals shall be adjusted for any income or loss. The income or loss allocable to Excess Deferrals is the sum of income or loss allocable to the Participant's Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Deferrals for the year and the denominator is the Participant's account balance attributable to Elective Deferrals plus any withdrawals of Elective Deferrals without regard to any income or loss occurring during such taxable year. In the event that any Excess Deferrals returned under this Paragraph were matched by Company Matching Contributions, those Company Matching Contributions, together with earnings, shall be forfeited and applied under Paragraph 4.5(b).

         (b) Actual Deferral Percentage: The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  (1) The ADP for the Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                  (2) The ADP for the Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are non-Highly Compensated Employees by more than two (2) percentage points.

                  "Actual Deferral Percentage" shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of
                  (1) the amount of Company contributions actually paid over to the Plan on behalf of such Participant for the Plan Year to
                  (2) the Participant's Compensation for such Plan Year. Compensation taken into account for this purpose may be limited to Compensation received by an employee while the employee is a Participant. Company contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Deferrals of the Highly Compensated Employees, but excluding Excess Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and Elective Deferrals that are taken into account in the Actual Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Company, Company Qualified Nonelective Contributions and Company Qualified Matching Contributions. For purposes of computing ADP's, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

                  The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Company Qualified Nonelective Contributions or Company Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his accounts under two or more arrangements described in Code Section 401(k) that are maintained by the Company, shall be determined as if such Elective Deferrals (and, if applicable, such Company Qualified Nonelective Contributions or Company Qualified Matching Contributions, or
                  both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                  In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Paragraph shall be applied by determining the ADP of Employees as if all such plans were a single plan. Plans may be aggregated to satisfy Code Section 401(k) only if they have the same Plan Year.

                  For purposes of determining the ADP of a Participant who is a 5 percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Company Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Company Qualified Nonelective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of the family members (as defined in Code Section 414(q)(6)). The combined actual deferral ratio for the family group shall be the actual deferral ratio determined by combining the Elective Deferrals, Compensation and amounts treated as Elective Deferrals of all the eligible family members. Family members with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

                  For purposes of determining the ADP test, Elective Deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

                  The Company shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Company Qualified Nonelective Contributions or Company Qualified Matching Contributions, or both, used in such test. The determination and treatment of the ADP amounts of any

                  Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.3      EXCESS CONTRIBUTIONS.

         (a) Extra Contribution: If the ADP limitation in Paragraph 4.2(b) is not met, the Company may elect to make an extra Company Qualified Nonelective Contribution to eligible non-Highly Compensated Employees sufficient to satisfy the ADP limit. The contribution shall be subject to the distribution and nonforfeitability requirements of Code Section 401(k).

                  If the Company does not make such a contribution, a corrective distribution of Excess Contributions will be made in accordance with Section 4.3(b) below.

         (b) Corrective Distributions of Excess: The Company may also satisfy Paragraph 4.2(b) by distributing the Excess Contributions in accordance with this Paragraph. Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax shall be imposed on the Company maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated among Participants who are subject to the family member aggregation rules of Code Section 414(q)(6) in proportion to the Elective Deferrals of each family member that are combined to determine the actual deferral ratio. Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

                  Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the income or loss allocable to the Participant's Elective Deferral account (and, if applicable, the Company Qualified Nonelective Contribution account or the Company Qualified Matching Contribution account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective Deferrals (and Company Qualified Nonelective Contributions or Company Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) plus any withdrawals of these contributions and without regard to any income or loss occurring during such Plan Year.

                  Excess Contributions shall be distributed from the Participant's Elective Deferral account and Company Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Company Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Company Qualified Nonelective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Company Qualified Matching Contribution account. In the event that any Excess Contributions returned under this Paragraph were matched by Company Matching Contributions, those Company Matching Contributions, together with earnings, shall be forfeited and applied under Paragraph 4.5(b).

         (c) Recharacterization: If all Participants are eligible to make Participant contributions under the Plan, the Company may also satisfy Paragraph 4.2(b) by recharacterizing the Excess Contributions. A Participant may treat his Excess Contributions as an amount distributed to him and then contributed by him to the Plan. Excess Contributions may only be recharacterized in the Plan from which they arose. Recharacterized amounts shall remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Participant contributions made by that Employee would exceed any stated limit under the Plan on Participant contributions.

                  Recharacterization must occur no later than 2 1/2 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts shall be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

4.4 LIMITATIONS ON COMPANY AND PARTICIPANT CONTRIBUTIONS. The Actual Contribution Percentage ("hereinafter ACP") for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

         (a) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

         (b) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are non-Highly Compensated Employees by more than two (2) percentage points.

         "Actual Contribution Percentage" shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the Participant's Actual Contribution Percentage amounts to (2) the Participant's Compensation for the Plan Year. Compensation taken into account for this purpose may be limited to Compensation received by an Employee while the Employee is a Participant. Actual Contribution Percentage amounts are the sum of the Participant Nondeductible Voluntary Contributions, recharacterized Elective Deferrals (Paragraph 4.3(c)), Participant Matched Contributions, Company Matching Contributions, and Company Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Actual Contribution Percentage amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are forfeited due to Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. Such Actual Contribution Percentage amounts shall include forfeitures of Excess Aggregate Contributions or Company Matching Contributions allocated to the Participant's Company Match Account, which shall be taken into account in the year in which such forfeiture is allocated.

         The Company may include in the ACP amounts, Elective Deferrals or Company Qualified Nonelective Contributions, or both, so long as the ADP test is met before the Elective Deferrals and Company Qualified Nonelective Contributions are used in the ACP test and continues to be met following the exclusion of these contributions that are used to meet the ACP test. The inclusion of Company Qualified Nonelective Contributions and Elective Contributions in the ACP amounts shall be performed in a manner consistent with the provisions of Reg. Section 1.401(m)-1(b)(5).

         For purposes of computing the ACP, any Employee is eligible if he can make a Participant contribution, or an Elective Deferral (if the Company takes such contributions into account in the calculation of the Actual Contribution Percentage), or can receive a Company Matching Contribution (including forfeitures) or a Company Qualified Matching Contribution. If a Participant contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no Participant contributions are made.

         The ACP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Actual Contribution Percentage amounts allocated to his accounts under two or more plans described in Code Section 401(a), or arrangements described in Code
         Section 401(k) that are maintained by the Company, shall be determined as if such Actual Contribution Percentage amounts were made under a single plan. If a Highly Compensated Employee participates in two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(m) that have different Plan Years, all such plans or arrangements ending with or within the same calendar year shall be treated as a single plan.

         In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Paragraph shall be applied by determining the ACP of Employees as if all such plans were a single plan. Plans may be aggregated to satisfy Code
         Section 401(m) only if they have the same Plan Year.

         For purposes of determining the ACP of a Participant who is a 5 percent owner or one of the ten most highly-paid Highly Compensated Employees, the Actual Contribution Percentage amounts and Compensation of such Participant shall include the Actual Contribution Percentage amounts and Compensation for the Plan Year of family members (as defined in Code Section 414(q)(6). The combined actual contribution ratio for the family group shall be the actual contribution ratio determined by combining the Participant contributions, Compensation, matching contributions and amounts treated as matching contributions of all the eligible family members. Family members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the ACP both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

         For purposes of determining the ACP test, Participant contributions are considered to have been made in the Plan Year in which contributed to the Plan. Company Matching and Qualified Matching Contributions and Company Qualified Nonelective Contributions shall be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

         The Company shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Company Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test. The determination and treatment of the ACP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         In addition, a Company shall not allocate contributions to a Participant's Account which would result in an Excess Annual Addition under Part V, Limitation on Allocations. The aggregate Company contributions for any Plan Year may also be limited to the amount deductible by the Company under Code Section 404 with reductions made, in order, to Company Profit-Sharing, Company Matching, Company Qualified Matching, Company Qualified Nonelective and Elective Deferral Contributions.

4.5      EXCESS AGGREGATE CONTRIBUTIONS.

         (a) Extra Contribution: If the ACP limitation in Paragraph 4.4 is not met, the Company may elect to make an extra Company Qualified Nonelective Contribution to eligible non-Highly Compensated Employees sufficient to satisfy the ACP limit. The contribution shall be subject to the distribution and nonforfeitability requirements of Code Section 401(k).

         (b) Corrective Distribution of Excess: The Company may also satisfy Paragraph 4.4 by distributing or forfeiting the Excess Aggregate Contributions in accordance with this Paragraph. Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan year in which such excess amounts arose, a ten (10) percent excise tax shall be imposed on the Company maintaining the Plan with respect to such amounts. Any distribution or forfeiture of Excess Aggregate Contributions for any Plan Year shall be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Code Section 414(q)(6) in proportion to the Participant contributions and matching contributions of each family member that are combined to determine the actual contribution ratio. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan. In the event that any Excess Aggregate Contributions returned under this Paragraph were matched by Company Matching Contributions, those Company Matching Contributions, together with earnings, shall be forfeited and applied under this Paragraph.

                  Excess Aggregate Contributions shall be adjusted for any income or loss. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant's Participant Contribution account, Company Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Company Qualified Nonelective Contribution account and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Actual Contribution Percentage amounts plus any withdrawals of these amounts and without regard to any income or loss occurring during such Plan Year.

                  Forfeitures of Excess Aggregate Contributions shall be applied to reduce Company contributions. Excess Aggregate Contributions attributable to amounts other than Participant contributions, including forfeited matching contributions, shall be treated as Company contributions for purposes of Code Sections 404 and 415, even if distributed from the Plan.

                  Excess Aggregate Contributions shall first be distributed from the Participant Nondeductible Voluntary Contributions Account. To the extent that Excess Aggregate Contributions exceed the balance in the Participant Nondeductible Voluntary Contribution Account, the Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Participant Matched Contribution accounts and Company Matching Contribution accounts.

4.6 MULTIPLE USE OF ALTERNATIVE TEST. If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by the Company and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ADP or ACP of those Highly Compensated Employees who also participate in a CODA shall be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Actual Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the non-Highly Compensated Employees.

         The "Aggregate Limit" shall mean the greater of:

         (a) the sum of (i) 125 percent of the greater of the ADP of the non-Highly Compensated Employees for the Plan Year or the ACP of non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and (ii) two percentage points plus the lesser of the relevant ADP or the relevant ACP. In no event, however, shall this amount exceed twice the lesser of the relevant ADP or the relevant ACP; or

         (b) (i) 125 percent of the lesser of the ADP of the non-Highly Compensated Employees for the Plan Year or the ACP of non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and
         (ii) two percentage points plus the greater of the relevant ADP or the relevant ACP. In no event, however, shall this amount exceed twice the greater of the relevant ADP or the relevant ACP.

4.7 PERMITTED DISPARITY. Unless elected otherwise in Section (K), the Company Profit-Sharing Contribution for the Plan Year shall be allocated to each Participant's account:

         First, in the ratio that each Participant's Compensation not in excess of the integration level bears to all Participants' Compensation not in excess of the integration level, but such allocation percentage shall not be in excess of the profit-sharing maximum disparity rate.

         Second, any remaining contribution shall be allocated to each Participant's account in the ratio that each Participant's Compensation for the Plan Year in excess of the integration level bears to the excess Compensation of all Participants. This excess contribution, as a percentage of excess Compensation, cannot exceed two times the allocation percentage of the above paragraph.

         Third, any remaining Company Profit-Sharing contribution shall be allocated to each Participant's account in the ratio that each Participant's total Compensation bears to the sum of all Participants' total Compensation.

         The integration level shall be equal to the taxable wage base or such lesser amount elected by the Company in Section (K). The taxable wage base is the maximum amount of earnings which may be considered wages for a year under Code Section 3121(a)(1) in effect as of the beginning of the Plan Year.

         The profit-sharing maximum disparity rate shall be as follows:

                  If the integration level is more than $0 but not more than 20 percent of the taxable wage base, the rate shall be 5.7 percent.

                  If the integration level is more than 20 percent of the taxable wage base but not more than 80 percent of the taxable wage base, the rate shall be 4.3 percent. If the integration level is more than 80 percent of the taxable wage base, but less than 100 percent of the taxable wage base, the rate shall be 5.4 percent. If the integration level used is equal to the taxable wage base, the rate shall be 5.7 percent.

         The Company Profit-Sharing Contribution for top-heavy plans shall be allocated in accordance with Paragraph 16.2, Minimum Contribution Under a Top-Heavy Plan.

         Notwithstanding the preceding paragraphs, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension plan, as defined in Code Section 408(k), maintained by the Company that provides for permitted disparity (or imputes disparity), Company contributions and forfeitures will be allocated to the account of each Participant in the ratio that such Participant's Compensation bears to the Compensation of all Participants.

         Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Company. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

4.8 COLLECTION OF PARTICIPANT CONTRIBUTIONS. Participant contributions shall be collected by the Company through payroll deduction or otherwise within the limits set forth in this Part. All such contributions shall be paid over to the Insurance Company.

4.9 COMPANY CONTRIBUTIONS - TIMING. The Company shall pay its Contributions for each Plan Year on or before the time required by law for filing the Company's federal income tax return (including extensions) for the taxable year with respect to which the contributions are made.

4.10 COMPANY CONTRIBUTIONS - PROFITS. If the Company elects in Section (M), Company contributions, including Elective Deferrals, may be made without regard to profits. The Plan shall continue to qualify as a profit-sharing plan for purposes of Code Sections 401(a), 402, 412 and 417.

4.11 RETURN OF COMPANY CONTRIBUTIONS. Except as provided below, no part of the Plan's assets shall revert to the Company or be diverted for purposes other than the exclusive benefit of the Employees or their
         Beneficiaries:

         (a) Any contribution made by the Company because of a mistake of fact shall be returned to the Company upon written notice to the Insurance Company. A contribution shall not be refunded more than one year after the payment of the contribution.

         (b) In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Company must be returned to the Company within one year of the date the initial qualification is denied but only if the application for the qualification is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. After the denial of qualification and upon receipt of evidence thereof, the Contract, and Policies shall be canceled and an amount equal to the value of all Participants' Accounts as determined in accordance with the terms of the Contract or Policies shall be paid to the Company.

         (c) Any contribution made by the Company is conditioned on the deductibility of such contribution, and shall be refunded to the Company, to the extent disallowed, upon written notice to the Insurance Company. A contribution shall not be returned more than one year after the disallowance of the contribution. If the Internal Revenue Service determines that the Plan is not qualified, the amount returned shall be determined under Paragraph 20.2.

4.12 ROLLOVER CONTRIBUTIONS. Subject to approval by the Administrator and Insurance Company and if permitted in Section (M), an Employee who satisfies the classification requirements of Section (D) may contribute to the Plan an amount which qualifies as a rollover contribution within the meaning of Code Sections 402(a)(5), 403(a)(4), or 408(d)(3)(A)(ii). As such, the rollover contribution must have been distributed to the Employee from a qualified employee trust or qualified annuity plan or must be a directed rollover from such trust or plan to this Plan as specified by the Employee; or from an individual retirement arrangement ("IRA"), but only if such funds originated from a qualified employee trust or qualified annuity plan. The amount distributed to the Employee from the qualified employee trust, qualified annuity plan or IRA must be transferred to the Plan in cash within 60 days after the Employee receives it. The maximum amount which the Employee may rollover is the amount distributed to him less the sum of nondeductible employee contributions made to the prior qualified employee trust or qualified annuity plan. A lesser amount may be rolled over and the difference retained by the Employee. The amount retained shall be subject to tax.

         The Rollover Contribution shall be paid to the Contract, and invested as selected in Section (M). Rollover contributions shall be accounted for separately and shall be fully vested at all times. The separate account established for Rollover Contributions shall be withdrawn in accordance with Section (O).

4.13 TRANSFERS OF AMOUNTS FROM OTHER PLANS. If the Plan amends and restates, or replaces a former plan that was qualified under Code Sections 401(a) or 403(a), the Company may cause amounts from such former plan to be transferred into the Contract subject to consent of the Insurance Company. At the discretion of the Administrator and subject to the consent of the Insurance Company, the Plan may also accept other plan-to-plan transfers. The amounts so transferred shall be accompanied by written instructions from the Administrator identifying: the former plan; this Plan; the name of each Participant; the amount of any account balance transferred to the Plan from the former plan attributable to the contributions of each Participant and of the Company on his behalf; the vesting percentage for amounts attributable to Company contributions; and any other information that may be required by the Insurance Company.

         The Administrator shall advise the Insurance Company in writing of the allocation of such amounts within the Contract. The amounts so transferred may be deposited in the Participant's Account in accordance with the most recent allocation instructions or with special allocation instructions. The amounts transferred shall be distributed to Participants in accordance with the terms of the Plan.

4.14 PARTICIPANT DEDUCTIBLE VOLUNTARY CONTRIBUTIONS. The Administrator shall not accept Participant Deductible Voluntary Contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date shall be maintained in a separate account which shall be nonforfeitable at all times. The account shall share in the gains and losses of the Plan in the same manner as described in Paragraph 8.1. No part of the Participant Deductible Voluntary Contribution account shall be used to purchase life insurance. Subject to Paragraphs 14.3 and 14.4, the Participant may withdraw any part of the Deductible Voluntary Contribution account by making a written application to the Administrator.

4.15 ADDITIONAL REQUIREMENTS FOR OWNER-EMPLOYEES. If this Plan provides contributions for one or more owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Code Sections 401(a) and (d) for the Employees of this and all other trades or businesses.

         If this Plan provides contributions for one or more owner-Employees who control one or more trades or businesses, the Employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions not less favorable than provided for owner-Employees under this Plan.

         If an individual is covered as an owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions of the Employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

         For purposes of the preceding Paragraphs, an owner-Employee or two or more owner-Employees shall be considered to control a trade or business if such owner-Employee, or such two or more owner-Employees together:

         (a) own the entire interest in an unincorporated trade or business, or

         (b) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in such partnership.

         For purposes of the preceding sentence, an owner-Employee, or two or more owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which the owner-Employee, or such two or more owner-Employees, are considered to control within the meaning of the preceding sentence.


                       PART V - LIMITATION ON ALLOCATIONS

5.1 MAXIMUM PERMISSIBLE AMOUNT. If the Participant does not participate in, and has never participated in another qualified plan maintained by the Company, a welfare benefit fund, as defined in Code Section 419(e), maintained by the adopting Company, or an individual medical account as defined in Code Section 415(l)(2), maintained by the Company, which provides an Annual Addition as defined in Paragraph 1.3, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Company contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year shall equal the Maximum Permissible Amount.

         For purposes of applying Part V, Limitations on Allocations, compensation for a Limitation Year is the compensation actually paid or includible in gross income during such Limitation Year as defined in Paragraph 1.14 only.

5.2 ESTIMATE OF MAXIMUM. Prior to determining the Participant's actual Compensation for the Limitation Year, the Company may determine the Maximum

         Permissible Amount for the Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

5.3 RECONCILIATION. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual Compensation for the Limitation Year.

5.4 EXCESS ANNUAL ADDITIONS. If, pursuant to Paragraph 5.3 or as a result of the allocation of Forfeitures, there is an Excess Annual Addition, the excess shall be disposed of as follows:

         (a) First, any Participant Nondeductible Voluntary Contributions, and any earnings thereon, to the extent they reduce the Excess Annual Additions, shall be returned to the Participant.

                  Second, any Participant Matched Contributions, and any earnings thereon, shall be returned to the Participant.

         (b) If after the application of Paragraph (a) Excess Annual Additions still exist, any Elective Deferrals and any earnings thereon shall be returned to the Participant.

         (c) If after the application of Paragraphs (a) and (b) Excess Annual Additions still exist and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Annual Additions in the Participant's Account shall be held unallocated in a suspense account and used to reduce Company contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

                  If after the application of Paragraphs (a) and (b) Excess Annual Additions still exist, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Annual Additions shall be held unallocated in a suspense account. The suspense account shall be applied to reduce future Company contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

                  The Excess Annual Additions in a Participant's Account shall be determined as being first from Company Profit-Sharing Contributions, then from Company Nonelective Contributions, then from Company Qualified Matching Contributions, and finally from Company Matching Contributions. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that the distribution is required to satisfy Code Section 415.

                  If a suspense account is in existence at any time during the Limitation Year pursuant to this Paragraph 5.4, it shall participate in the allocation of the gains and losses. All amounts in a suspense account must be allocated to Participants accounts before any Company or any Participant contributions may be made to the Plan for that Limitation year. Excess Annual Additions held in the suspense account may not be distributed to Participants or Former Participants.

5.5 IF COMPANY MAINTAINS OTHER DEFINED CONTRIBUTION PLANS. Prior to determining the Participant's actual Compensation for the Limitation Year, the Company may determine the Maximum Permissible Amount for a Participant in the manner described in Paragraph 5.2. This Paragraph applies if, in addition to this Plan, the Participant is covered under another qualified master or Prototype defined contribution plan maintained by the Company, a welfare benefit fund, as defined in Code
         Section 419(e), maintained by the Company, or an individual medical account, as defined in Code Section 415(l)(2), maintained by the Company, which provides an Annual Addition as defined in Paragraph 1.3, during any Limitation Year. The Annual Additions which may be credited to the Participant's Account under this Plan for any such Limitation Year shall be limited in accordance with this Paragraph, unless the Company provides other limitations in Section (U). Annual Additions shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to the Participant's Account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Company are less than the Maximum Permissible Amount and the Company contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans and funds for the Limitation Year shall equal the Maximum Permissible Amount.

         If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount shall be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

         As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual Compensation for the Limitation Year. If, pursuant to the preceding sentence or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in Excess Annual Additions for a Limitation Year, the Excess Annual Additions shall be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account shall be deemed to have been allocated first regardless of the actual allocation date.

         If an Excess Annual Addition was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Annual Additions attributed to this Plan shall be the product of:

         (a) The total Excess Annual Additions allocated as of such date, times

         (b) The ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype defined contribution plans.

         Any Excess Annual Additions attributed to the Plan shall be disposed of in the manner described in Paragraph 5.4.

5.6 IF COMPANY MAINTAINS OTHER PLANS. If the Participant is covered under another qualified defined contribution plan maintained by the Company which is not a master or Prototype Plan, Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year shall be limited in accordance with Paragraphs 5.1 through 5.6 as though the other plan were a master or Prototype Plan unless the Company provides other limitations in Section (T).

         If the Company maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction shall not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year shall be limited in accordance with Section (T).

5.7 CONTROLLED GROUP OF EMPLOYERS, ETC. For purposes of this Part, Employer shall mean the Company that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code
         Section 415(h)), or affiliated service groups (as defined in Code
         Section 414(m)), of which the adopting Company is a part, and any other entity required to be aggregated with the Company pursuant to Regulations under Code Section 414(o).

5.8      DEFINITIONS.

         (a) Defined Benefit Fraction - A fraction, the numerator of which is the sum of a Participant's Projected Annual Benefit under all the defined benefit plans (whether or not terminated) maintained by the Company, and the denominator of which is the lesser of: 125 percent of the dollar limitation determined for the Limitation Year under Code Section 415(b) and (d) or 140 percent of the highest average Compensation, including any adjustments under Code Section 415(b).

                  The highest average Compensation is the Participant's average Compensation for the three consecutive Years of Service with the Company that produces the highest average. A Year of Service with the Company is the 12-consecutive month period defined in Paragraph 1.49.

                  Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Company which were in existence on May 6, 1986, the denominator of this fraction shall not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

         (b) Projected Annual Benefit - The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                  (i) the Participant shall continue employment until normal retirement date under the Plan (or current age, if later) and

                  (ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan shall remain constant for all future Limitation Years.

         (c) Defined Contribution Fraction - A fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts under all the defined contribution plans (whether or not terminated) maintained by the Company for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's Nondeductible Voluntary Contributions to all defined benefit plans, whether or not terminated, maintained by the Company and the Annual Additions attributable to all welfare benefit funds, as defined in Code
                  Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Company), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Company (regardless of whether a defined contribution plan was maintained by the Company). The maximum aggregate amount in any Limitation Year is the lesser of: 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

                  If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Company which were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, shall be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.


                      PART VI - PLAN INVESTMENT - CONTRACT

6.1 FUNDING POLICY. Plan benefits shall be provided under a Contract owned by the Company and any Policies purchased under Paragraph 7.1. The Company shall have the duty to establish attending policy to carry out the objectives of the Plan. The funding policy is intended to establish a desired ratio of fixed income to equity risk for the Plan taking into account plan liquidity and diversification needs, the type of qualified plan and the financial stability of the Company. The funding policy shall include the selection of investment funds offered by the Insurance Company and a determination of the portion of contributions and funds held under the Contract to be invested in the investment funds selected. The general funding policy of the Plan shall be at all times to maintain a balance between safety in capital investment and investment return. The funding policy should consider anticipated future contributions and rates of return on investments and should be designed to meet the short and long-term financial needs of the Plan. Once the Company has directed the investment of Plan assets under the Contract to achieve the basic assets mix objective, the Company shall monitor the Plan's participation in investment funds under the Contract. The Company shall meet periodically for the purpose of reviewing and, if necessary, revising the funding policy of the Plan.

         The Company may request the Insurance Company to amend the Contract to change the investment funds offered under the Contract. Any actions taken by the Company shall be communicated in writing to the Administrator and shall be recorded in the official records of the Company. The Company may delegate the responsibility for allocation of Plan assets among investment funds maintained by the Insurance Company to an investment manager by entering into an agreement for discretionary asset management services. An investment manager named by the Company shall serve at the pleasure of the Company, but may resign by a written resignation to the Company. The Company shall periodically review the performance of the investment manager.

6.2 CONTRACT. The Plan shall be funded by a Contract issued by the Insurance Company. The Company shall execute the application for the Contract and shall be the owner of such Contract. The Contract shall provide for investment of contributions in the general investment account and/or separate investment accounts offered by the Insurance Company. The Contract shall provide for the valuation of assets and Participants' Accounts as of each Valuation Date. The Contract shall provide the terms and conditions by which sums may be transferred between such investment funds or withdrawn from the Contract.

6.3 INSURANCE COMPANY'S AUTHORITY TO DIRECT INVESTMENTS. The Insurance Company shall be the fiduciary with authority to carry out the funding policy of the Plan subject to the following limitations:

         (a) All contributions made under the Plan by and for a Participant, less applicable Plan and Contract expenses, and premiums to provide Policies shall be invested, as directed by the Company (or investment manager, if appointed) in written allocation instructions to the Insurance Company in the general investment account and/or separate investment accounts of the Insurance Company to the extent permissible under the Contract.

         (b) The Insurance Company shall follow directions of the Company (or investment manager, if appointed) concerning the exercise or non-exercise of any power or options concerning the Contract and any Policies held under the Plan. However, if sums under the Contract are invested in the separate investment accounts of the Insurance Company, the Insurance Company retains the right to, in its sole discretion, exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in the separate investment accounts. Sums held under the Contract may be transferred in accordance with its terms among investment funds within the Contract by direction of the Company (or investment manager, if appointed).

         (c) The Insurance Company shall follow the directions of each Participant to the extent provided in Paragraph 6.4.

         (d) The Insurance Company shall invest funds according to the stated objectives of its various investment funds. The Company may obtain a description of such stated objectives from the Insurance Company. The Insurance Company does not make investments with a view to the needs of a particular plan. The Company (or investment manager, if appointed) retains the responsibility for allocation of funds between the investment funds.

         (e) For purposes of determining the fiduciary responsibilities of the Insurance Company, the Contract is the Plan asset with respect to contributions invested in the general investment account. To the extent the Contract also invests in separate investment accounts of the Insurance Company, the Plan assets shall be the assets held by the separate investment accounts.

6.4 PARTICIPANT-DIRECTED INVESTMENTS. If permitted in Section (M)(1), each Participant shall designate in writing the investment funds under the Contract in which his Participant contributions and Company contributions on his behalf are to be invested. The investment funds which shall be available shall be stated in the Contract. Subject to the terms of the Contract, such Participant direction may be to allocate 100 percent of such contributions to one of the investment funds or to allocate such contributions among more than one investment fund, provided that such allocation shall be integral percentages. The Administrator may establish minimum percentages for any contribution on account of any Participant that may be allocated to each investment fund. If permitted in Section L, forfeitures shall be reallocated in the same percentages and in the same investment funds allocable to Company contributions. A Participant may elect in writing to change his allocation of future contributions. Such election shall become effective upon receipt by the Insurance Company. Subject to any restrictions in the Contract, a Participant may elect in writing to transfer all or a portion of his Participant's Account between investment funds as often as permitted by the Contract. If a Participant fails to make an initial written election, his Participant's Account shall be allocated to an investment fund designated by the Company and if none is designated, to the Guaranteed Interest Account under the Contract.

6.5 COMBINING ASSETS OF MORE THAN ONE PLAN IN A SINGLE CONTRACT. With the consent of the Insurance Company, the assets of the Plan may be combined with the assets of any other qualified retirement plan of the Company, or an affiliated Employer which is a member of the same controlled group of corporations (as defined in Code Section 414(b)), the same controlled group of trades or businesses (as defined in Code
         Section 414(c)) or the same affiliated service group (as defined in Code Section 414(m)) as the Company; in a single Contract for investment purposes without terminating the separateness of such Plan; provided that, in such event:

         (a) Accounting records shall be maintained so that the assets of each Plan can be separately determined.

         (b) All contributions to the Contract shall be accompanied by written instructions from the Company designating the amount or amounts allocable to each Plan in which such Company participates.

         (c) None of the contributions and assets attributable to one Plan shall be used to pay benefits or expenses under any other plan.

                  So long as the foregoing provisions are complied with, the provisions of Paragraph 18.7 shall not be deemed to apply to such combining of assets in one Contract.

                      PART VII - PLAN INVESTMENT - POLICIES

7.1 REQUEST OF PARTICIPANT. At the Participant's request and if permitted by Section (N), the Company shall purchase life insurance Policies from the Insurance Company for the benefit of a Participant and his Beneficiary and charged against the Participant's Account. The premiums for the Policies shall be paid with Company contributions as elected in Section (N).

7.2 LIMITATIONS ON PURCHASE. In the event a Participant directs the Company to purchase a Policy or Policies on the Participant's life, the Company shall limit the amount of Company contributions to be invested in the Policies as follows:

         (a) Ordinary life - For purposes of these incidental insurance provisions, ordinary life insurance policies are policies with both nondecreasing death benefits and nonincreasing premiums. If such policies are purchased, less than 1/2 of the aggregate Company contributions allocated to any Participant shall be used to pay the premiums attributable to them.

         (b) Term and universal life - No more than 1/4 of the aggregate Company contributions allocated to any Participant shall be used to pay the premiums on term life insurance policies, universal life insurance policies, and all other life insurance policies which are not ordinary life.

         (c) Combination - The sum of 1/2 of the ordinary life insurance premiums and all other life insurance premiums shall not exceed 1/4 of the aggregate Company contributions allocated to any Participant.

7.3 COMPANY IS OWNER. The Company shall apply for and shall be the owner of any Policies purchased under the terms of this Plan. The Policies must provide that proceeds shall be payable to the Company, however the Company shall be required to pay over all proceeds of the policies to the Participant's designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's Spouse shall be the designated Beneficiary of the proceeds in all circumstances unless a Qualified Election has been made in accordance with Paragraph 1.44. Under no circumstances shall the Plan retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any Policy purchased hereunder, the Plan provisions shall control.

7.4 PREMIUM PAYMENTS. All Policies shall, as far as is practical, have a common premium due date. The Company shall pay the initial and renewal premiums under the Policies on any Participant's life. If no contribution is to be made at the time a policy premium is due, the Company may pay the premium by a policy loan or by withdrawing the amount from the Participant's Account under the Contract if the limits set forth in Paragraph 7.2 are not exceeded.

7.5      DIVIDENDS. At the discretion of the Company, a Policy may provide that:
         (i) dividends be applied to accumulate with interest, or to purchase annual additions, in which case dividends shall be added to the proceeds of the Policy for the benefit of the Participant or his Beneficiary, or (ii) dividends shall be used to reduce premiums. Any dividends paid after retirement, however, shall be paid to the Participant; and any dividends paid after the Participant's death shall be added to and become a part of the proceeds of the Policy.

7.6 DISTRIBUTION OF POLICIES. Subject to Paragraph 14.3, if applicable, the Policies on the Participant's life shall be converted to cash or an annuity or distributed to the Participant upon commencement of benefits.

7.7 CHANGE IN AMOUNT OF INSURANCE. When an increase or decrease of the amount of insurance is required because of a change in the amount of contributions allocated to the Participant or because the aggregate Policy premiums would exceed the limits in Paragraph 7.2, the Company shall advise the Insurance Company to adjust the amount of the Participant's Policies.

7.8 POLICIES UPON TERMINATION OF EMPLOYMENT. In the event a terminated Participant is entitled to the full value of a Policy on his life, the Participant may request the Administrator to transfer and distribute the Policy to him. In the event a terminating Participant is not entitled to the full value of the Policy, the Administrator after consulting with the Participant, may:

         (a) Surrender the Participant's Policy and pay the Participant's vested portion to him;

         (b) Obtain a policy loan equal to the nonvested portion of its value and distribute the Policy to him; or

         (c) Sell the Policy to the Participant for an amount equal to its cash surrender value. The proceeds of the sale shall be credited to the Participant's Account. If the Participant declines to purchase the Policy, the Policy may also be sold to: (i) a relative of the Participant who is a Beneficiary under the Policy, (ii) the Company, or (iii) to another employee benefit plan in which he is a Participant.


                        PART VIII - PARTICIPANT'S ACCOUNT

8.1 PARTICIPANT'S ACCOUNT. A separate account shall be maintained for each Participant to which shall be credited the Company contributions and earnings thereon. At any time, a Participant's Account shall equal: (i) the sum of the value of accounts established and maintained under the Contract on behalf of the Participant as of the latest Valuation Date, and (ii) the value of any Policies on the life of the Participant.

         Contributions of a Participant shall be accounted for separately from the Company's contributions. The Insurance Company shall maintain appropriate contribution accounts for each type of contribution referred to in Part IV and made to the Plan, including accounts for:

         (a)      Elective Deferrals (if elected in Section (G));

         (b) Company Matching Contributions (if elected in Section (I)) and reallocated Matching Contribution forfeitures;

         (c)      Company Profit-Sharing Contributions (if elected in Section
                  (K)) and reallocated Profit-Sharing Contribution forfeitures;

         (d) Company Qualified Nonelective Contributions (if elected in Section (H));

         (e)      Company Qualified Matching Contributions (if elected in
                  Section (I));

         (f)      Participant Matched Contributions (if elected in Section (J));

         (g) Participant Nondeductible Voluntary Contributions (if elected in Section (J));

         (h)      Rollover Contributions, if permitted under Section (M); and

         (i)      Direct transfers from other plans.

         Contributions made by or for a Participant shall be credited to the Participant's Account as of the date such contributions are applied under the Contract. The amount of any premium for Policies purchased by the Company shall be charged against the value of the Participant's separate accounts under this Plan. Administrative expenses shall be charged against the value of the Participants' accounts, unless the Company agrees to pay them. Such administrative expenses, if charged against the value of the Participants' accounts, shall be allocated on a pro rata basis among the investment funds under the Contract.

         Premiums for Policies on the life of the Participant shall be paid for with Company contributions as elected in Section (N). If premiums for Policies are paid for with both Elective Deferrals and other Company contributions, then the cash surrender value of the Policies derived from Elective Deferrals shall equal the value which bears the same ratio to the cash surrender value of the Policies as the total amount of Elective Deferrals used to pay Policy premiums bears to the total amount of premiums paid. The value of the Policies derived from Company Matching and/or Company Profit-Sharing Contributions is the cash surrender value of the Policies on the Participant's life less the cash surrender value of the Policies derived from Elective Deferrals.

8.2 VALUATION OF ACCOUNTS. The Administrator shall determine the value of each Participant's Account at least annually as of the last Valuation Date on or prior to the last day of the Plan Year.

                                PART IX - VESTING

9.1 FULL VESTING IN CERTAIN SEPARATE ACCOUNTS. Each Participant shall at all times have a 100 percent vested interest in the following accounts:

         (a)      Elective Deferral account (if elected in Section (G));

         (b)      Participant Matched Contribution account (if elected in
                  Section (J));

         (c) Participant Nondeductible Voluntary Contribution account (if elected in Section (J));

         (d) Company Qualified Nonelective Contribution account (if elected in Section (H));

         (e) Company Qualified Matching Contribution account (if elected in Section (I));

         (f)      Rollover Contributions account if permitted under Section (M);
                  and

         (g)      Account for direct transfers from other plans.

         In addition, each Participant shall be fully vested in the cash surrender value of any Policy on his life derived from Elective Deferrals.

9.2 VESTING IN PARTICIPANT'S ACCOUNTS ATTRIBUTABLE TO COMPANY MATCHING AND PROFIT-SHARING CONTRIBUTIONS. Each Participant shall be vested in the value of his: (i) Company Matching Contribution account, if any; (ii) Company Profit-Sharing Contribution account, if any; and reallocated forfeitures (if reallocated under Section (L)); and (iii) the cash surrender value of any Policy on his life derived from Company Profit-Sharing and/or Matching Contributions as follows:

         (a) 100 percent upon attainment of Participant's Normal Retirement Date (as elected in Section (F));

         (b) 100 percent upon retirement on or after Participant's Early Retirement Date (if elected in Section (F));

         (c) 100 percent upon Participant's death prior to the date an annuity becomes effective;

         (d) 100 percent upon Participant's Disability Retirement Date (if elected in Section (F)); and

         (e) at any other time, including Termination of Employment, the percentage determined in accordance with the vesting schedule specified in Section (R).

9.3 VESTING YEARS OF SERVICE/BREAKS IN SERVICE. All Years of Service with the Company shall be included for purposes of determining the Participant's vested interest under Paragraph 9.2(e), except that Years of Service shall not include Service disregarded in Section (R). For purposes of computing a Participant's nonforfeitable right to the Account balance derived from Company contributions, the Years of Service and Breaks in Service shall be the Plan Year.

         In the case of a Participant who incurred a One-Year Break in Service, Years of Service before such Break shall not be taken into account until the Participant has completed a Year of Service after such Break in Service.

         In the case of a Participant who has 5 or more consecutive One-Year Breaks in Service, all service after such Breaks in Service shall be disregarded for the purpose of vesting the Company-derived account balance that accrued before such Breaks in Service. Such Participant's pre-break service shall count in vesting the post-break Company-derived account balance only if either:

         (a) such Participant has any nonforfeitable interest in the account balance attributable to Company contributions at the time of separation from service; or

         (b) upon returning to service the number of consecutive One-Year Breaks In Service is less than the number of Years Of Service.

         Separate accounts shall be maintained for the Participant's pre-break and post-break Company-derived account balance. Both accounts shall share in the earnings and losses of the fund.


                         PART X - IN-SERVICE WITHDRAWALS

10.1 IN GENERAL. A Participant or former Participant may request cash withdrawals or a Direct Rollover of an Eligible Rollover Distribution, under the Plan in accordance with Paragraph 14.4, if operative, and procedures established by the Administrator, subject to the sequence and conditions for withdrawal set forth in Paragraph 10.2. The minimum amount of withdrawal shall be set by the Administrator. If Paragraph
         14.3 is operative, withdrawals that may be made are subject to the spousal and Participant consent requirements contained in Code Sections 401(a)(11) and 417.

10.2 SEQUENCE AND CONDITIONS FOR WITHDRAWAL. A Participant shall request the Administrator to effect a cash withdrawal and such amounts shall be debited from his Participant's Account. The Administrator shall withdraw amounts in the following sequence and upon the following conditions:

         (a) First (if permitted by Section (O)), a Participant may withdraw all or part of the value from his contribution accounts for Participant Nondeductible Voluntary Contributions and for Participant Matched Contributions.

         (b) Second (if permitted by Section (O)), a Participant may withdraw all or part of the value of his contribution account for Rollover Contributions.

         (c) Third (if permitted by Section (O)), a Participant may withdraw all or part of the full value of his vested interest determined under Section (R) in his contribution accounts for:
                  Company Matching Contributions; Company Profit-Sharing Contributions; and transfers from Employer-provided benefits from other plans.

                  If a Participant receives a withdrawal attributable to Company contributions, the Participant's future vested interest after the distribution shall be equal to an amount ("X") determined by the formula:

                                X = P(AB + D) - D

                  For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of the withdrawal.

         (d) Fourth (if permitted by Section (O)), a Participant may withdraw all or part of the value of his account for Elective Deferrals, Company Qualified Matching Contributions and Company Qualified Nonelective Contributions if the Participant is age 59 1/2 or older. If a Participant is less than age
                  59 1/2, a Participant may withdraw upon written request to the Administrator all or part of his Elective Deferrals (and earnings thereon accrued as of December 31, 1988) due to financial hardship.

10.3 FINANCIAL HARDSHIP. A withdrawal shall be on account of financial hardship if it is based on an immediate and heavy financial need of the Participant where such Participant lacks other available resources. The following are the only financial needs considered immediate and heavy:
         (1) expenses incurred or necessary for medical care, described in Code
         Section 213(d) of the Participant, his Spouse, children or dependents;
         (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) payment of tuition and related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his Spouse, children or dependents; or (4) the need to prevent eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence.

         A withdrawal shall be considered necessary to satisfy an immediate and heavy financial need of the Participant only if:

         a. The Participant has obtained all distributions other than hardship distributions, and all non-taxable loans under all plans maintained by the Company;

         b. All plans maintained by the Company provide that the Participant's Elective Deferrals (and Participant contributions) shall be suspended for twelve months after receipt of the hardship distribution;

         c. The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); and

         d. All plans maintained by the Company provide that the Participant may not make Elective Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the hardship distribution.

10.4 NO FORFEITURE OF PARTICIPANT'S ACCOUNT ATTRIBUTABLE TO PARTICIPANT CONTRIBUTIONS. No forfeiture of the Participant's account shall occur solely as a result of the withdrawal of Participant contributions.


                           PART XI - PARTICIPANT LOANS

11.1 IN GENERAL. If permitted in Section (P) and if the Company has designated Trustees for this loan program pursuant to the Trust, a Participant or beneficiary who is a party-in-interest with respect to the Plan may request a loan under the Plan. All loans made by the Trustees shall be subject to the terms and conditions set forth in this Part and the Trust. A loan to a Participant is considered a Participant-directed investment.

         The Trustee shall have the responsibility to develop rules regarding the financial ability of the Participant to repay the amount he seeks to borrow and the authority to adopt additional terms and conditions, provided that all such rules, terms and conditions shall apply to all Participants uniformly. Loans shall be made available to all Participants on a reasonably equivalent basis and such availability shall be communicated to all Participants. The amount available to Highly Compensated Employees shall not be in an amount greater than the amount made available to other Employees.

         No loan shall be made to any owner-Employee or shareholder-Employee unless such Participant has applied for and received a prohibited transaction exemption. For purposes of this requirement, a shareholder-Employee means an Employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code Section 318(a)(1), on any day during the taxable year of such corporation, more than 5 percent of the outstanding stock of the corporation.

         The order of withdrawal from contribution accounts for loans are:
         Deferred Salary/Deferred Bonus, Qualified Nonelective/Qualified Elective, Rollover/Transfer, Company Profit-Sharing, Company Matching and Participant Nondeductible Voluntary Contributions, to the extent there are assets in the contribution accounts.

         The amount withdrawn from the Participant's accounts shall be prorated across all funds in which the accounts are invested.

11.2 APPLICATION FOR LOANS. The Participant shall make written application for a loan to the Trustee, on a form provided by the Administrator and executed by the Participant. The Participant shall execute a promissory note in the amount of the loan including interest, payable to the Trustee, which indicates the repayment period, the amount of loan, the rate of interest and other provisions pertaining to repayment of the loan.

         Loans must be adequately secured. At the time each new loan is made, in no event shall the sum of the new loan and remaining principal balance of any loan outstanding be secured by less than one-half of the Participant's current vested account balance under the Plan. Additionally, no more than 50 percent of the Participant's vested account balance will be considered by the Plan as security for the outstanding loan balance of all Plan loans made to that Participant.

         If Paragraph 14.3 is operative, a Participant must obtain the consent of his Spouse, if any, to use the account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

         If valid spousal consent has been obtained in accordance with the prior Paragraph, then, notwithstanding any other provision of this Plan, the portion of the Participant's vested account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan.

11.3 AMOUNT OF LOAN. The minimum loan shall be $1,000. The aggregate amount of any new loan and of all other outstanding loans made to the Participant shall be limited to the lesser of:

         (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the 1-year period ending on the day before the loan application is approved by the Trustee over the outstanding balance of loans from the Plan on the date the loan application is approved, or

         (b) One-half the present value of the nonforfeitable accrued benefit of the Participant.

         For the purpose of the above limitation, all loans from all plans of the Company and other members of a group of Employers described in Code Sections 414(b), 414(c) and 414(m) are aggregated.

11.4 INTEREST RATE. Loans must bear a reasonable rate of interest. The rate of interest shall be the prevailing rate used by commercial lending institutions.

11.5 REPAYMENTS. The loan repayment period shall not exceed five years. If elected in Section (P), this 5-year requirement shall not apply to any loan used to acquire a principal residence for the Participant. The maximum repayment period for such home loans shall be a reasonable number of years.

         Repayment of loans (principal and interest) shall be by payroll deduction, on a level amortization basis over the term of the loan. All loan repayments shall be transmitted monthly to the Insurance Company, and invested in accordance with Section (M). Subject to approval by the Insurance Company, a Participant may prepay all or a portion of the loan principal prior to separation from service.

         Loan repayments returned to the Participant's account(s) shall be prorated based on the amount of the loan withdrawn from the account(s). The money shall be placed in the Contract's funds and/or invested in Shares of the Fund based on the Participant's and/or Company's current investment selections, unless otherwise stipulated in a prepayment agreement with the Insurance Company and/or Fund. In no event shall any part of a Participant's loan repayment be allocated to an alternate payee's account.

         As of such valuation dates as the Trustee may set from time to time, but not less frequently than once every twelve months, the Trustee shall report to the Company the outstanding balance of such loans and the fair market value of the other assets held in the Trust.

11.6 DEFAULT AND/OR ACCELERATION. Default shall be defined in the Participant's promissory note or other loan documents. The Trustee must notify the Insurance Company when a Participant defaults on a loan repayment. In the event the Participant defaults on a loan repayment, the Trustee shall notify the Participant that the loan is immediately due and payable. The Trustee may also direct the Administrator to refuse to make any Plan benefit payment otherwise due to the Participant or Beneficiary until scheduled loan repayments are made, or to offset overdue loan repayments against the amount of benefits which otherwise may be due. In the event of default, attachment of security shall not occur until a distributable event occurs in the Plan.

         The loan must be paid in full upon the Participant's death, disability or separation from service, upon the Participant's failure to make loan repayments for three consecutive months or failure to receive Compensation in an amount at least equivalent to the periodic loan repayment amount for over three consecutive months, or upon termination of this Plan or the Trust. The Trustee may also direct the

         Administrator to offset the remaining loan balance against the amount of benefits which otherwise may be due the Participant or Beneficiary.


                      PART XII - TERMINATION OF EMPLOYMENT

12.1 NOTICE OF TERMINATION OF EMPLOYMENT. If the Termination of Employment of a Participant occurs, the Company shall immediately give written notice to the Administrator of the date of Termination of Employment of such Participant. Upon receipt of such notice, the Administrator shall determine the Participant's vested interest in his Participant's Account pursuant to Part IX, Vesting, or if the Plan is or was top-heavy pursuant to Part XVI.

12.2 AMOUNT OF PARTICIPANT'S BENEFIT. The amount of a Participant's Plan benefit upon Termination of Employment shall equal his vested Participant's Account. A Participant whose Termination of Employment occurs prior to the end of the Plan Year shall share in Company contributions and reallocations of forfeitures credited prior to his Termination of Employment, but shall or shall not share in Company contributions and reallocated forfeitures for such Plan Year credited after the date of his Termination of Employment as elected in Section
         (K) and (L).

12.3 PARTICIPANT'S ELECTION OF A FORM OF BENEFIT. If Termination of Employment occurs, the Participant shall receive his vested Participant's Account in a form of benefit elected by him, subject to the provisions of Paragraph 14.3 or 14.4, whichever is operative. The Participant's election shall occur within 60 days after the forms of benefit first become available to him. Written notice shall be made on such forms provided by the Administrator, including a form necessary to comply with Paragraph 14.3 or 14.4, whichever is operative. The forms of benefit are:

         (a) Option A. The Participant may elect to continue his Account until age 70 1/2 (if elected in Section (S)(1)), his Normal Retirement Date or earlier, at which time he may elect Option B, Option C, Option D, or Option E (if permitted in Section
                  (S)(1)). If the Participant dies prior to commencement of retirement benefits, the value of the Participant's Account shall be paid in one sum to his Beneficiary.

         (b) Option B. The Participant may elect to receive an annuity in accordance with Part XIV, Retirement Benefits, to commence on his Early Retirement Date, if permitted in Section (F)(2), or on his Normal Retirement Date as specified in Section (F)(1). Once made this election shall be irrevocable.

         (c) Option C. If permitted in Section (S)(1), the Participant may elect a one-sum cash payment. Such election is subject to a Qualified Election if Paragraph 14.3 is operative. One-sum cash payments or a partial cash payment in addition to any of the other options shall be made during the Plan Year in which the event which gives rise to the distribution occurs or as soon thereafter as is reasonably practical.

         (d) Option D. If permitted in Section (S)(1), the Participant may elect installment payments, in accordance with Paragraph 14.2, to commence upon separation from service. Such election is subject to a Qualified Election if Paragraph 14.3 is operative.

         (e) Option E. Subject to the consent of the Administrator and the Insurance Company, and in accordance with procedures set forth in the recipient plan, the Participant may elect a plan-to-plan transfer. The account balance shall be transferred to the Participant's account under a plan maintained by his new employer that is qualified under Code Sections 401(a) or 403(a).

         (f) A Participant may elect to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover.

         If the value of the Participant's vested account balance derived from Company and Participant contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and the Participant's Spouse (if Paragraph 14.3 is operative), (or where either the Participant or the Spouse has died, the survivor) must consent to any distributions of such Account balance. Consent is not valid unless the Administrator notifies the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable. The notice shall acknowledge the right, if any, to defer distributions and must describe the investment features.

         Notwithstanding any form of benefit permitted under this Paragraph, if a distribution from a Participant's Account would cause the remaining account balance to equal or to be less than $3,500, such distribution will only be permitted if the entire vested account balance is distributed.

         An amount distributed to a Participant prior to his attaining age
         59 1/2 (except for amounts distributed due to disability, death, separation from service on or after attaining age 55 or equal periodic payments made for the life or life expectancy of the Participant and Spouse) may be deemed to be a premature distribution made during a taxable year. The distribution is subject to a 10 percent excise tax on the portion of the amount received which is includible in his gross income for the taxable year.

12.4 FORFEITURE OF NONVESTED PORTION OF PARTICIPANT'S ACCOUNT. If a Participant terminates employment, the amounts which were in excess of his vested interest shall be withdrawn from the appropriate investment funds under the Contract and under the Funds and any Policies and shall be allocated to the fixed investment option under the Contract. If the value of the Participant's vested account balance derived from Company and the Participant contributions is not greater than $3,500, the Participant shall receive a distribution of the value of the entire vested portion of such account balance and the nonvested portion shall be treated as a forfeiture. For purposes of this Paragraph and Paragraph 12.5, if the value of a Participant's vested account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance. A Participant's vested account balance shall not include accumulated Participant Deductible Voluntary Contributions within the meaning of Code Section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989.

         If a Participant terminates service, and elects, in accordance with Section (T), to receive the value of the Participant's vested account balance, the nonvested portion shall be treated as a forfeiture. If the Participant elects to have distributed less than the entire vested portion of the account balance derived from Company contributions, the part of the nonvested portion that shall be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Company contributions and the denominator of which is the total value of the vested Company derived account balance.

         In the case of a Participant who receives a distribution of part of his Account attributable to Company contributions and does not repay under Paragraph 12.5, the Participant's future nonforfeitable interest at any relevant time shall be equal to an amount ("X") determined by the formula:

                                X = P(AB + D) - D

         For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of the distribution.

12.5 REPAYMENT. In accordance with Section (S), a returning Participant may repay the full amount of any distribution from the Plan attributable to Company contributions made on account of Termination of Employment. All or part of the amount of the distribution attributable to Participant contributions may also be repaid. Such repayment, if any, must be made before the earlier of:

         (a) five years after the first date on which the Participant is subsequently reemployed by the Company; or

         (b) the date the Participant incurs five consecutive One-Year Breaks in Service following the date of distribution.

         If a Participant receives or is deemed to receive a distribution pursuant to this Part and the Participant resumes employment covered under this Plan before incurring five consecutive One-Year Breaks in Service, the amount so forfeited, unadjusted for subsequent gains and losses, shall be restored to the Participant's Account at the end of the Plan Year, subject to the repayment requirement if elected in Section (S). Permissible sources for restoration of the Participant's Account are amounts forfeited from his Account, other forfeitures, and if necessary an extraordinary Company contribution sufficient when added to the forfeiture to restore the Participant's Account.

         Any Policy distributed to the Participant that is still in effect on a premium-paying basis on the date of repayment may be transferred to the Plan, and the cash value shall be counted as part of the amount repaid.


                             PART XIII - FORFEITURES

13.1 OCCURRENCE OF FORFEITURE. In accordance with Paragraph 12.4, a forfeiture shall occur as of the date a Participant terminates employment with the Company and receives a distribution. If the Participant does not receive a distribution, forfeiture shall occur after five (5) consecutive One-Year Breaks in Service. The forfeiture shall be the Participant's account attributable to Company Matching and Profit-Sharing Contributions which has not become vested under Part IX. In addition, a Highly Compensated Participant shall forfeit his nonvested Company contributions (and earnings thereon) in excess of the amount permitted under the Actual Contribution Percentage limits of Paragraph 4.4 and such forfeitures shall be applied under Paragraph 4.5(b). A Participant shall not forfeit any part of his nonvested Participant's account attributable to Company contributions solely as a result of a withdrawal prior to retirement under Part X. Furthermore, a Participant shall not forfeit any part of his Participant's account for any other cause.

         The nonvested portion of a Company contribution or a forfeiture allocation credited to a Participant's account in a Plan Year following his Termination of Employment shall be allocated at the next allocation date.

13.2 APPLICATION OF FORFEITURES. Forfeitures shall first be allocated to the accounts of Participants whose benefits are entitled to be restored under Paragraph 12.4. The remaining forfeitures shall then be applied in the manner elected in Section (L). If forfeitures are reallocated, a Participant whose employment is terminated before the end of the Plan Year, but after he has completed 1,000 Hours of Service or more during the Plan Year shall or shall not share in reallocated forfeitures for the Plan Year allocated after the date of his Termination of Employment as elected in Section (L). Forfeitures derived from Company Matching Contributions and Company Profit-Sharing Contributions shall be reallocated to the account for Company Profit-Sharing Contributions of each Participant who is entitled to share in the forfeitures. Forfeitures shall not be reallocated to a Participant to the extent it would be an Excess Annual Addition under Part V, Limitation on Allocations. If more than one Company adopts the Plan, any forfeitures reallocated will be applied in accordance with Section (L).


                         PART XIV - RETIREMENT BENEFITS

14.1 NORMAL FORM OF RETIREMENT BENEFIT. The Normal Form of benefit shall be a one-sum cash distribution or, at the election of the Participant, the form of benefit described in Paragraph 14.2.

14.2 OPTIONAL FORMS OF BENEFIT. The Participant may elect a form of distribution consisting of installments, any form of annuity provided by the Insurance Company, a Direct Rollover of an Eligible Rollover Distribution or a partial cash payment in addition to the optional form of benefits described in this section, instead of the Normal Form described in Paragraph 14.1.

         Installment payments shall be made over a period not to exceed the Participant's (or the Participant's and Spouse's) life expectancy.

         Any annuity contract distributed herefrom must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant and Spouse shall comply with the requirements of this Plan.

14.3 SPECIAL RULE. This Paragraph shall be operative with respect to the Participant if it is determined that this Plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, target benefit plan, stock bonus or profit-sharing plan which is subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417. In addition, this Paragraph applies to the Participant if at least one of the following two conditions are met: (1) the Participant elects retirement benefits in the form of a life annuity under Paragraph 14.2, and (2) on the death of the Participant, the Participant's vested account balance is not paid to the Participant's surviving Spouse in accordance with Paragraph 15.1.

         If this Paragraph is operative, the Normal Form of benefit shall be a life annuity. The Normal Form shall be paid to a Participant who is not married and does not elect a one-sum cash payment or an optional form of benefit under Paragraph 14.2. A married Participant's entire account balance (attributable to both Company and Participant contributions) shall be paid in the form of an Automatic Joint and Survivor Annuity, unless a one-sum cash payment or an optional form of benefit is selected (pursuant to a Qualified Election) within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form.

         In the case of an Automatic Joint and Survivor Annuity, the Administrator shall provide each Participant no less than 30 days and no more than 90 days prior to the annuity starting date a written explanation of: (i) the terms and conditions of an Automatic Joint and Survivor Annuity; (ii) the Participant's right to make and effect of an election to waive the Automatic Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Automatic Joint and Survivor Annuity.

14.4     WAIVER OF THIRTY-DAY PERIOD FOR CONSENT

         If the provisions of Paragraph 14.3 are not operative, a distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

14.5 AMOUNT OF RETIREMENT BENEFIT. The amount of a Participant's retirement benefit shall equal the Participant's vested account balance. The vested account balance is the aggregate value of the Participant's vested Account balances derived from Company and Participant contributions (including rollovers), including the proceeds of insurance contracts, if any, on the Participant's life.

         Upon retirement, contributions by or on behalf of a Participant shall cease. If a Participant retires prior to the end of a Plan Year, any contributions credited prior to retirement to his Participant's Account for the Plan Year shall be applied for him as part of his retirement benefit.

14.6 PARTICIPANT ELECTION OF A RETIREMENT DATE. A Participant shall be entitled to a retirement benefit upon separation from service:

         (a) On or after his Normal Retirement Date as designated in Section (F);

         (b)      On his Early Retirement Date as permitted in Section (F);

         (c)      On his Disability Retirement Date as permitted in Section (F).

         The Participant's Account shall be paid in a form and on a Retirement Date elected by the Participant. A Participant shall give the Administrator written notice of his intention to retire on a Retirement Date within 90 days prior to separation from service. Written notice shall be made on a form required by the Administrator.

         If a Participant separates from service before satisfying the age requirement for early retirement, if elected in Section (F), but has satisfied the Service requirement, the Participant shall be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

14.7 PARTICIPANT'S RIGHT TO DEFER RETIREMENT. A Participant may defer retirement without Company approval. If, however, any Participant after the age of 65 is employed in a bona-fide executive or high policymaking position during the two-year period immediately before his retirement date and if such Participant is entitled to an immediate nonforfeitable annual retirement benefit from this Plan and from all other pension, profit-sharing, savings or deferred compensation plans of the Company, or any combination of such plans, which equals, in aggregate $44,000 or more, then the Company may provide for the retirement of such Participant on or after Normal Retirement Date without such Participant's consent.

         In the case of continued employment after Normal Retirement Date, Company contributions and forfeitures shall continue to be allocated on behalf of Participants. Investment gains and losses shall continue to be credited to the Participant's

         Account. A Participant who defers retirement after his Normal Retirement Date shall defer distribution of his Participant's Account, in accordance with Paragraph 14.8.

14.8 DISTRIBUTION OF RETIREMENT BENEFITS. If the Participant's Account balance is $3,500 or less, the entire Participant's Account shall be distributed. No one-sum cash distribution shall be made under the preceding sentence after the annuity starting date.

         Unless the Participant elects otherwise, distribution of benefits shall begin the first day of the calendar month coincident with or, otherwise, next following the later of:

         (a) the Participant attaining age 65 (or Normal Retirement Date, if earlier);

         (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or,

         (c) the Participant terminates service with the Company; provided, however, that if the Participant's vested account balance derived from Company and Participant contributions exceeds $3,500, no distribution shall be made without the consent of the Participant (and, if Paragraph 14.3 is operative, surviving Spouse) before the Participant attains or would have attained, if not deceased, the later of the Normal Retirement Date or age 62. Failure to consent shall be deemed an election to defer commencement of payment of any benefit.

         If allowed in Section (F), a retired Participant may also elect to defer payment of any benefit after retirement. However, the entire interest of the Participant must be distributed or begin to be distributed no later than the Participant's required beginning date. The required beginning date of a retired or active Participant is the first day of April following the calendar year in which such individual attains age 70 1/2, except as otherwise elected in accordance with Part
         XXI. Notwithstanding the prior sentence, if an active Participant attained age 70 1/2 in 1987 or earlier, and was not a 5 percent owner in any year since attaining age 66 1/2, the Participant's account balance can be distributed upon retirement. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, must be made on or before December 31 of that distribution calendar year. A distribution calendar year is a calendar year for which a minimum distribution is required. The first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. Neither the consent of the Participant nor of the Participant's Spouse shall be required to the extent that a distribution is required to satisfy this Paragraph.

         All distributions required under this Part shall be determined and made in accordance with the Income Tax Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Regulations.

14.9 MINIMUM AMOUNTS TO BE DISTRIBUTED FROM PARTICIPANT ACCOUNT. If a Participant has attained age 70 1/2, benefits to be distributed in installment payments will not exceed a period beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Spouse. The amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, shall not be less than the quotient obtained by dividing the Participant's benefit by the applicable life expectancy. If elected by the Participant, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years.

         The Participant's benefit is the account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. For purposes of this Paragraph, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

         Unless the Administrator directs in writing an alternative method of determining life expectancy in accordance with IRS Reg. Sections 1.401(a)(9)-1 and 1.401(a)(9)-2, the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Participant and Spouse) as of the Participant's (or Participant's and Spouse's) birthday in the applicable calendar year shall be reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated, such succeeding calendar year. If installment payments commence before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

         Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.


                            PART XV - DEATH BENEFITS

15.1 PRERETIREMENT DEATH OF A PARTICIPANT. If the Participant dies before distribution of his interest begins, the Participant's account balance shall become fully vested. The account balance shall be paid to the Participant's surviving Spouse. The Spouse may elect whether to receive the Participant's account balance in the form of a Preretirement Survivor Annuity, installments, a one-sum cash payment, or as a Direct Rollover of an Eligible Rollover Distribution. If the surviving Spouse elects the latter option as the form of benefit, the requirements of Paragraph 12.3(f) shall apply.

         If there is no surviving Spouse, or, if the surviving Spouse has already consented in a manner conforming to a Qualified Election, the account balance shall be paid to the Participant's designated Beneficiary. Unless otherwise elected by the Participant, any portion of the Participant's interest payable to a designated Beneficiary other than the Participant's surviving Spouse shall be paid in the form of an annuity, installments, or a one-sum cash payment. A Qualified Election is not required with respect to the amount at risk portion of any Policies. For purposes of the foregoing consent requirements, the Participant's vested account balance shall not include amounts attributable to accumulated Participant Deductible Voluntary Contributions within the meaning of Code Section 72(o)(5)(B).

         Distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

         (a) If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

         (b) If the designated Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

         If the Participant has not made an election pursuant to this Paragraph by the time of his death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Paragraph, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         For purposes of this Paragraph, if the surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of this Paragraph, with the exception of Paragraph (b) therein, shall be applied as if the surviving Spouse were the Participant.

         For the purposes of this Paragraph, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if the Spouse dies after the Participant, the date distribution is required to begin to the surviving Spouse). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

         The entire Participant's Account shall be distributed if the Participant's Account is $3,500 or less. No one-sum cash distribution shall be made to the surviving Spouse under the preceding sentence after the annuity starting date or if the Account exceeds $3,500 unless the surviving Spouse consents in writing to such distribution.

15.2 PRERETIREMENT SURVIVOR ANNUITY. The Preretirement Survivor Annuity is an annuity for the life of the surviving Spouse. The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death. If Paragraph 14.3 or 14.4 is operative, the Administrator shall provide each Participant a written explanation of the Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements applicable to an Automatic Joint and Survivor Annuity.

         The applicable period for a Participant is whichever of the following periods end last:

         (a) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

         (b) A reasonable period ending after the Employee becomes a Participant;

         (c) A reasonable period ending after Paragraph 14.3 first applies to the Participant.

         Notwithstanding the foregoing, notice must be provided within a reasonable period ending after Termination of Employment in the case of a Participant who separates from service before attaining age 35.

         For purposes of applying the preceding Paragraph, a reasonable period ending after the enumerated events is the end of the two-year period beginning one year prior to the date of the applicable event occurs, and ending one year after that date.

         In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Company, the applicable period for such Participant shall be redetermined.

15.3 POST-RETIREMENT DEATH OF A PARTICIPANT. If the Participant dies after distribution of his interest has begun, the remaining portion of such interest shall continue to be distributed at least as rapidly as under the method of distribution being used prior the Participant's death. In the case of an installment payment option, installment payments remaining at the Participant's death shall be distributed as a one-sum cash payment.

15.4 DESIGNATION OF A BENEFICIARY. Subject to Code Sections 401(a)(11) and 417, the Participant shall have the right to designate his Beneficiary and to change his Beneficiary in accordance with the terms of the Contract and Policy. The Participant shall also have the right to designate or change the form of death benefit to his Beneficiary in accordance with the terms of the Contract and Policy. Any such right may be exercised by filing written notice(s) with the Insurance Company, and the effective date thereof shall be as provided in the Contract or Policy, whichever is applicable. If no Beneficiary is named, the payment of death benefits shall be made in accordance with the terms of the Contract and the Policy. A designation of a Beneficiary other than the Spouse of a married Participant may be made only as a Qualified Election.


                        PART XVI - TOP-HEAVY REQUIREMENTS

16.1 IN GENERAL. If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Part XVI shall supersede any conflicting provisions in the Plan or Adoption Agreement. For purposes of this Part, compensation shall mean Compensation as defined in Section (E)(1) of the Adoption Agreement, but including amounts contributed by the Company pursuant to a Deferred Salary Agreement which are excludable from the Employee's gross income under Code Section 125, 402(e)(3), 402(h)(1)(B) or 403(b).

16.2 MINIMUM CONTRIBUTION UNDER A TOP-HEAVY PLAN. Company contributions and forfeitures allocated on behalf of any Participant who is a non-Key Employee shall not be less than the lesser of 3 percent of such Participant's compensation or in the case where the Company has no defined benefit plan which designates this Plan to satisfy Code Section 401, the largest percentage of Company contributions and forfeitures, as a percentage of the first $150,000 of the Key Employee's compensation, allocated on behalf of any Key Employee for that year. This minimum contribution is determined without regard to any Social Security contribution. The minimum contribution shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive a contribution, or would have received a lesser contribution for the year because of:

         (a) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan),

         (b) the Participant's failure to make Elective Deferrals, as described in Section (G), or

         (c)      compensation less than a stated amount.

         Notwithstanding the above, the provision contained in the preceding Subparagraph shall not apply to any Participant who was not employed by the Company on the last day of the Plan Year. Also, such provision shall not apply to any Participant to the extent provided by Section
         (R).

         Elective Deferrals, Company Qualified Matching, and Company Matching on behalf of Key Employees shall be taken into account in determining the minimum contribution. However, Elective Deferrals on behalf of non-Key Employees may not be taken into account for the purpose of satisfying the minimum top-heavy contribution requirements. Further, Company Matching and Company Qualified Matching Contributions cannot be utilized to satisfy the minimum contribution requirements for Plan Years beginning after 1988.

16.3 NONFORFEITABILITY OF MINIMUM CONTRIBUTION. The minimum contribution required (to the extent required to be nonforfeitable under Code
         Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

16.4 TOP-HEAVY VESTING. During and subsequent to the first Plan Year in which this Plan is top-heavy, one of the minimum vesting schedules as elected by the Company in Section (R) shall automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Participant contributions and Elective Deferrals, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became top-heavy. However, this Paragraph does not apply to the account balances of any Participant who does not have an Hour of Service after the Plan has initially become top-heavy and such Participant's account balance attributable to Company contributions and forfeitures shall be determined without regard to this Paragraph.

16.5     TOP-HEAVY DEFINITIONS.

         (a) KEY EMPLOYEE: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Company if such individual's annual compensation exceeded 50 percent of the dollar limitation under Code Section 415(b)(1)(A), an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Company if such individual's compensation exceeds 100 percent of the dollar limitation under Code Section 415(c)(1)(A), a 5 percent owner of the Company, or a 1 percent owner of the Company who has annual compensation of more than $150,000.

                  For purposes of determining the number of officers taken into account, Employees described in Code Section 414(q)(8) shall be excluded. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the Regulations thereunder. For purposes of determining whether a plan is top-heavy under Code Section 416, Elective Deferrals are considered Company contributions.

         (b) TOP-HEAVY PLAN: For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exists:

                  (i) If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

                  (ii) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent.

                  (iii) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

         (c)      TOP-HEAVY RATIO

                  (i)      Defined Contribution Plan Only:

                           If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company has never maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Code Section 416 and the Regulations thereunder.

                           Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the Regulations thereunder.

                  (ii)     Defined Contribution and Defined Benefit Plan:

                           If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the Regulations thereunder.

                           The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

                  (iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is a non-Key Employee but who was a Key Employee in a prior year or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date shall be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Code Section 416(g)(4)(A) and the Regulations thereunder. For purposes of determining whether a plan is top-heavy under Code Section 416, Elective Deferrals are considered Company contributions.

                           When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of an Employee other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

         (d) PERMISSIVE AGGREGATION GROUP: The required aggregation group of plans plus any other plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410(b).

         (e)      REQUIRED AGGREGATION GROUP:

                  (i) Each qualified plan of the Company in which at least one Key Employee participates, or participated at any time during the determination period (regardless of whether the Plan has terminated), and

                  (ii) any other qualified plan of the Company which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) or 410(b).

         (f) DETERMINATION DATE: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

         (g) VALUATION DATE: The date stated in Section (C)(4) as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

         (h) PRESENT VALUE: Present value shall be based only on the interest and mortality rates specified in Section (U).


                          PART XVII - INSURANCE COMPANY

17.1 NOT A PARTY. The Insurance Company is not a party to the Plan and is not responsible for the validity of the Plan as adopted by the Company or the qualification of the Plan under the tax laws.

17.2 NOT RESPONSIBLE FOR THE ACTS OF THE COMPANY OR ADMINISTRATOR. The Insurance Company shall not be responsible to look to the terms of the Plan to determine whether or not any action of the Company or Administrator is authorized by its terms.

17.3 RELIANCE ON SIGNATURES. Any instruments executed by the Administrator or officers of the Company may be accepted by the Insurance Company as the duly authorized act of the Administrator or the Company.

17.4 ACQUITTANCE. The Insurance Company shall be discharged from all liability for any amount paid to the Company or paid in accordance with the direction of the Company and shall not be obliged to see to the distribution or further application of any monies by it.

17.5 DUTIES OF THE INSURANCE COMPANY. The obligations of the Insurance Company shall be determined solely by the terms of its Contracts, Policies and other agreements executed by it. The Insurance Company shall maintain records concerning its Contracts and Policies and shall supply such records to the Administrator when necessary to assure proper administration of the Plan. The

         Insurance Company also shall perform such duties as are directed by the Administrator pursuant to an executed services agreement on behalf of the Plan.

17.6 PLAN CONTROLS. In the event of any conflict between the provisions of the Plan and the terms of any Contract or Policy, the provisions of the Plan shall control, provided that the mutual rights and obligations of the parties to any Contract, agreement or Policy shall not thereby be altered.


            PART XVIII - AMENDMENT, TERMINATION, MERGER, ETC. OF PLAN

18.1 PERMANENCY. The expectation of the Company is that the Plan and the payment of contributions hereunder, shall be continued indefinitely, but continuance of the Plan is not assured as a contractual obligation of the Company. This Plan may be amended or terminated only as provided in this Part. All Plan amendments, including one to terminate the Plan, shall be adopted in writing by the Company's board of directors. Any material modification of the Plan by amendment or termination shall be communicated to all interested parties, the Department of Labor, and the Internal Revenue Service in the time and manner prescribed by law.

18.2 AMENDMENT BY INSURANCE COMPANY. The Company hereby delegates to the Insurance Company, the Sponsoring Organization, the right to amend the Plan and its Adoption Agreement and the Company and Administrator shall be deemed to have consented to such amendment. Such delegation shall be limited to the right to amend and shall not be construed to make the Insurance Company a party to this Plan or the Adoption Agreement. The Insurance Company shall, after amendment, contact each Company of record who has previously adopted the Prototype Plan and give the Company the opportunity to continue under the amended Prototype Plan.

18.3 PERMISSIBLE AMENDMENTS BY COMPANY. Subject to Paragraph 18.4, the Company, through its duly authorized management committee or by such persons as the committee delegates its authority, may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Code Sections 415 or 416 because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption shall not cause the Plan to be treated as individually designed. A Company that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Code Section 412(d), shall no longer participate in this master or Prototype Plan and shall be considered to have an individually designed plan.

         Any amendment shall be stated by executing an amended Adoption Agreement and delivering a copy of such amendment to the Administrator and the Insurance Company. Upon execution and delivery of the executed Adoption Agreement, the Participants and Beneficiaries shall be bound thereby.


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

18.4     RESTRICTIONS ON AMENDMENTS. No amendment:

         (a) Shall increase the duties of the Administrator without his written consent.

         (b) To the vesting schedule under Section (R) shall deprive a Participant of his nonforfeitable rights to benefits accrued to the date of the amendment. Further, if the vesting schedule of the Plan is amended, if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top-heavy vesting schedule, each Participant with at least 3 Years of Service with the Company may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment or changes. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

                  (i)      60 days after the amendment is adopted;

                  (ii)     60 days after the amendment becomes effective; or

                  (iii) 60 days after the Participant is issued written notice of the amendment by the Company or Administrator.

         (c) Shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this Paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer-derived accrued benefit shall not be less than the percentage computed under the Plan without regard to such amendment.

         (d) Shall change the funding method unless the new funding method has been approved by the Internal Revenue Service.

         (e) Shall change the Plan Year unless the new Plan Year has been approved by the Internal Revenue Service or is permitted by IRS Revenue Procedure 87-27.

18.5 TERMINATION OF PLAN. The Company expressly reserves the right to terminate the Plan in whole or in part at any time without the consent of any Participant or Beneficiary. The Company shall give written notice of termination of this Plan to the Administrator and the Insurance Company. The Plan shall terminate upon the first of the following events:

         (a) The date terminated by the Company without establishment of another defined contribution plan;

         (b) The date the Company is judicially determined bankrupt or insolvent;

         (c) The date of the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets; or

         (d) The date of the disposition by a corporation to an unrelated corporation of such corporation's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with such subsidiary.

18.6 FULL VESTING UPON TERMINATION. If this Plan is terminated or partially terminated or upon a complete discontinuance of contributions, each affected Participant shall be fully vested in his Participant's Account. Upon termination of this Plan, all unallocated forfeitures shall be reallocated among Participants' Accounts of those Participants then entitled to share in current allocations, without the restrictions of Section (L)(2). Following this final allocation, if any forfeiture causes a Participant's Account to be in excess of the limitation on allocations provided in Code Section 415, such excess will be disposed of in accordance with Part V of the Plan.

         The value of the Participants' accounts shall be distributed to all affected Participants as one-sum cash payments. However, if elected by the Administrator, all affected Participants shall have their benefits distributed to them in the form of an annuity under the Contract.

         If one-sum cash payments are made to the Participants and the Contract values include allocations to the general investment account of the Insurance Company, the amounts distributed shall be less any investment loss charges and other deductions authorized by the Contract. Any distributions pursuant to this Paragraph are subject to the spousal and Participant consent requirements (if Paragraph 14.3 is operative) contained in Code Sections 401(a)(11) and 417.

         Notwithstanding the above provision, if any affected Participant had commenced to receive annuity payments upon separation from service, he shall continue to receive payments in the form elected.

18.7 MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS. No merger or consolidation of this Plan with, or transfer of assets or liabilities to any other plan


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

         shall become effective until at least 30 days after the Company or Administrator has filed with the Secretary of the Treasury such statement as shall be required by law. In the case of any such merger, consolidation or transfer of assets to any other plan, each Participant shall receive a benefit immediately after the merger, etc., (as if the plan then terminated) which is at least equal to the benefit the Participant was entitled to immediately before such merger, etc., (as if the Plan had terminated).


                        PART XIX - ADMINISTRATION OF PLAN

19.1 APPOINTMENT OF ADMINISTRATOR. The Company shall appoint an Administrator. A written appointment shall be filed in the Company's official records. The Insurance Company may not be appointed as Administrator. The Administrator may be a person, organization, or Plan committee. Any person so appointed shall accept by filing a written acceptance with the Company. The Administrator shall serve at the discretion of the Company, but may resign by filing a written resignation with the Company.

         The discharge of an Administrator shall be made in writing by the Company, delivered to the person and filed in the official records of the Company. A new Administrator shall be appointed as soon as possible after an Administrator resigns or is discharged. If no appointment is effective at any time, the Administrator shall be the Company. The Secretary of the Company shall certify in writing the name and signature of the Administrator, or person acting on behalf of the Administrator, his address and telephone number to the Insurance Company. The Insurance Company may assume that such person continues to hold office until a new certificate is received from the Company. The Company agrees to fully protect and to indemnify the Insurance Company in relying upon any authorization or direction the Insurance Company reasonably believes to be authentic.

19.2 ADMINISTRATOR'S POWERS AND DUTIES. The Administrator shall be responsible for the day-to-day administration of this Plan and for the exercise of all fiduciary responsibilities provided for in the Plan that are not assigned to other parties pursuant to the terms of the Plan. The Administrator's duties shall include, but not be limited to the following:

         (a)      To construe and interpret the provisions of the Plan;

         (b) To decide all questions of eligibility for Plan participation and for the payment of benefits;

         (c) To provide appropriate parties, including government agencies, with such returns, reports, schedules, descriptions, and individual statements as are required by law within the times prescribed by law; and to furnish to the Company, upon request, copies of any or all such materials, and further, to make copies of such instruments, reports, and descriptions as are required by law to be available for examination by Participants and such of their Beneficiaries who are or may be entitled to benefits under the Plan in such places and in such manner as required by law; (the Administrator may make a reasonable charge for copies);

         (d) To furnish to each Participant and each Beneficiary receiving benefits under the Plan a copy of a summary plan description and a summary of any material modifications thereof at the time and in the manner prescribed by law;

         (e) To obtain from the Company, the Employees and the Insurance Company such information as shall be necessary for the proper administration of the Plan;

         (f) To determine the amount, manner and time of payment of benefits thereunder;

         (g) Subject to the approval of the Company only as to any additional expense, to appoint and retain such agents, counsel, and accountants for the purpose of properly administering the Plan;

         (h) To take all actions and to communicate to the Insurance Company in writing all necessary information to carry out the terms of the Plan;

         (i) To notify the Insurance Company in writing of a termination, a partial termination or a complete discontinuance of contributions to the Plan;

         (j) To direct the Insurance Company to distribute benefits of the Plan to each Participant and Beneficiary in accordance with the terms of the Plan;

         (k) To provide each Participant within the time period set forth in Paragraphs 14.3 and 15.2, if applicable, a written explanation of: the Automatic Joint and Survivor Annuity and the Preretirement Survivor Annuity; and

         (l) To do such other acts reasonably required to administer the Plan in accordance with its provisions or as may be provided for or required by law.

         The Administrator and each other fiduciary shall discharge their duties with respect to the Plan in accordance with the provisions of the Plan, including the Adoption Agreement.

19.3 DELEGATION OF ADMINISTRATIVE RESPONSIBILITIES. The Administrator may appoint other persons to perform any of his administrative functions. Such appointment shall be made in writing and shall be effective upon the written approval of the Company. The Administrator and any such appointee may employ advisors and other persons necessary to help the Administrator carry out his functions, including fiduciary functions. The Administrator shall monitor the work and review the performance of each such appointee, and he shall remove any such appointee from his position if the Administrator determines that his performance is unsatisfactory. Any person or group of persons may serve in more than one fiduciary capacity. The Administrator may delegate one or more of his responsibilities to the Insurance Company by a written administrative services agreement entered into with the Insurance Company. The Insurance Company's administrative responsibilities shall be limited to those services set forth in such agreement.

19.4 BONDING. The Administrator, and any other fiduciary, officer of the Company and Employee of the Company who handles funds of the Plan shall be bonded as required by ERISA. Such bond shall protect the Plan against loss by reason of acts of fraud or dishonesty by such persons directly or through the connivance of others. The amount of the bond shall not be less than 10 percent of the value of the Contract at the beginning of the Year nor more than $500,000. In no event shall the bond be less than $1000. If the Secretary of the U.S. Department of Labor prescribes an amount in excess of $500,000, however, a bond in the prescribed amount shall be obtained.

19.5 FIDUCIARY LIABILITY INSURANCE AND INDEMNIFICATION. The Company may purchase fiduciary liability insurance or agree to indemnify and hold harmless the Administrator and persons appointed by the Administrator or Company to carry out fiduciary functions against any and all claims, loss, damage, expense or liability arising from their official capacities in the administration of the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

19.6 COMPENSATION OF ADMINISTRATOR. The Company shall reimburse the Administrator for any reasonable costs and expenses, including fiduciary liability insurance, incurred by the Administrator as a result of performance of his duties or functions. The Company shall compensate the Administrator for services rendered under this Plan, except that no Administrator who receives full-time compensation from the Company shall be so compensated.

19.7 SERVICE OF LEGAL PROCESS. The Administrator is the designated agent to receive service of legal process on behalf of the Plan, unless the Company designates some other party in writing in the summary plan description.

19.8 COMPANY CENSUS REPORT. To enable the Administrator to perform his functions, the Company shall furnish the Administrator full and timely information on or before each Plan Year (and more frequently, if required) on all matters relating to classification of Employees, their dates of employment, ages, Hours of Service, Compensation, dates of retirement, death, disability or Termination of Employment, causes of Termination of Employment and such other census data as may be required to administer the Plan. The Administrator shall advise the Insurance Company in writing of such information about Participants' and Beneficiaries' status, including changes in status, pertinent to determining benefit entitlements under the Contract or Policies.

19.9 INFORMATION ABOUT PLAN. Any Participant in the Plan, or any Beneficiary receiving benefits under the Plan, may examine copies of the Plan, the Contract, any Policies on his life, the summary plan description, the latest annual report, any


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

         collective bargaining agreement, Contract or any other instrument under which this Plan is maintained or operated. The Administrator shall maintain all items listed in this Paragraph in his office, or in other places as he may designate from time to time to comply with regulations issued under ERISA, for examination during normal business hours. Upon written request of a Participant or Beneficiary receiving benefits under this Plan, the Administrator shall furnish him with a copy of any item listed in this Paragraph. The Administrator may impose a charge equal to the costs of reproduction, but in no event shall the costs exceed 25 cents per page.

19.10 INFORMATION ABOUT PARTICIPANTS AND BENEFICIARIES. Each Participant and each Beneficiary of a deceased Participant shall file with the Administrator from time to time in writing his current post office address. Any communication, statement, or notice addressed to a Participant or a Beneficiary at his last post office address filed with the Administrator or as shown on the Company's records, shall bind the Participant or Beneficiary for all purposes of this Plan. Each Participant shall file with the Administrator his name, Social Security number, date of birth, and marital status. Each married Participant shall file, upon request, with the Administrator the name, date of birth, and date of marriage to his Spouse. The Administrator may require satisfactory evidence of any personal information required to administer the Plan. The information provided by the Participant concerning his Spouse shall bind the Participant, the Participant's Spouse and their heirs for all purposes of the Plan. The Participant shall be required to notify the Administrator of any changes in information previously filed.

19.11 CLAIM FOR BENEFITS. All applications for benefits under the Plan shall be submitted to the Administrator in writing on forms prescribed by the Administrator. The application shall be signed by the Participant, and the Participant's Spouse if required by the Administrator, or in the case of a death benefit by the Beneficiary or legal representative of the deceased Participant. Each Participant and each Beneficiary of a deceased Participant must furnish the Administrator with such evidence, data or other information as the Administrator or Insurance Company considers necessary or desirable for purposes of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant subject to the condition that each Participant or Beneficiary shall furnish promptly full, true and complete evidence, data or other information when requested by the Administrator, provided the Participant or Beneficiary is advised of the affect of his failure to comply with the request. The Administrator shall make all determinations as to the right of any person to a benefit under the Plan. The Administrator shall notify the claimant of the acceptance or denial of any claim within 90 days, unless special circumstances are deemed by the Administrator to require an additional period of no more than 90 days. If an extension is necessary, the Administrator shall notify the claimant in writing explaining why more time is needed and indicate a date by which the Administrator expects to render a decision.

19.12 CLAIMS REVIEW PROCEDURE. The Administrator shall provide to any claimant whose claim for benefits under the Plan has been fully or partially denied a written notice setting forth the specific reasons for such denial. Such notice shall state that the claimant is entitled to request a review by the Administrator of the decision denying the claim, the reasons for denial, the Plan provisions upon which the denial is based, a description and reason for needing any additional information needed to consider the claim, and an explanation of the review procedure. The claimant or his authorized representative may within 60 days of the denial of the claim: request a claim review by the Administrator, review pertinent documents relating to the denial, and submit issues and comments in writing to the Administrator. The Administrator must make a final decision on a claim reviewed within sixty days. The Administrator shall make a full and fair review of such claim and any written materials submitted by the claimant and may require the claimant or the Company to submit such additional evidence as the Administrator deems necessary or advisable to make a claims review.

         On the basis of the review, the Administrator shall make an independent determination of the claimant's entitlement to benefits under the Plan. The decision of the Administrator upon review, if supported by substantial evidence in the record, shall be final and conclusive on all parties to the Plan. The Administrator shall give the claimant written notice of his decision upon review which shall include specific reasons and references to the Plan provision upon which his decision is based. The 60-day review period may be extended for another 60 days if the Administrator finds that special circumstances require an extension of time. If after such review the Administrator concludes that the denial of benefits was erroneous or contrary to the Plan or to the law, the Administrator shall take such action as shall be appropriate to provide such benefit.

19.13 MISSING PARTICIPANTS OR BENEFICIARIES. In the event a person entitled to a benefit is unable to be found after a diligent one-year search by the Administrator, the benefit payable to that person shall be forfeited and applied to reduce the Company's contributions under the Plan, provided, however, that the Administrator shall reinstate the benefit in the event the person entitled thereto is found or makes a claim. The sources for restoration of the benefit shall be forfeitures or an additional Company contribution.


                             PART XX - MISCELLANEOUS

20.1 ASSIGNMENT OR ALIENATION. No benefit or interest available hereunder shall be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985. Notwithstanding any other provision to the Plan and as directed in writing by the Administrator, a distribution shall be made immediately to an alternate payee pursuant to such qualified domestic relations order.

20.2 RESPONSIBILITY FOR QUALIFICATION OF PLAN. The Company is solely responsible for the qualification of the Plan under the Code. Should the Plan fail to initially attain qualified plan status, the Plan shall terminate and contributions shall be returned to the Company and to Participants in accordance with Subparagraph 4.11(b). If an initially qualified plan fails to retain qualified plan status, the Plan shall terminate and the interest of each Participant shall be distributed in the same manner as provided under Paragraph 18.6.

20.3 ORIGINAL DOCUMENT. The Plan may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

20.4 STATE LAW. The Plan is to be regulated and construed in accordance with the laws of the State in which the Company maintains its principal office, except to the extent such laws are preempted by Federal law.

20.5 NOT AN EMPLOYMENT CONTRACT. No Employee of the Company nor anyone else shall have any rights against the Company as a result of this Plan, except those expressly granted hereunder. Nothing herein shall be construed to give any Participant the right to remain in the employ of the Company.

20.6 WORD USAGE. Words when used herein are used irrespective of number or gender unless the context clearly requires otherwise.

20.7 INTERPRETATION OF PLAN. The intention of the Company is that the Plan shall comply with the provisions of the Code, the Employee Retirement Income Security Act, the Tax Equity and Fiscal Responsibility Act, and the corresponding provisions of any subsequent laws, and the provisions of the Plan shall be construed to effectuate such intention.

         In the event any provision or provisions shall be determined to be illegal or invalid for any reason, the illegal or invalid provision shall not affect the remaining parts of the Plan and the Company, Administrator, or Trustee may perform such alternative acts which most clearly carry out the intent and purpose of the Plan.

20.8 HEADINGS. The headings of the Parts, Paragraphs and Sections of this Plan are for convenience and reference only, and any conflict between such headings and the text shall be resolved in favor of the text.


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                                    PART XXI


Transitional Rule - Retirement Distributions

Subject to Part XIV and XV, distributions on behalf of any Participant, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(1) The distribution by the Plan is one which would not have disqualified such Plan under Code Section 401(a)(9) as in effect prior to amendment by DEFRA.

(2) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(3) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

(4) The Participant had accrued a benefit under the Plan as of December 31, 1983.

(5) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution shall commence, the period over which distributions shall be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

A distribution upon death shall not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, shall be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirement in Subparagraph (5) above.

If a designation is revoked any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the Regulations thereunder. If a designation is evoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the Regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)-2 of the Income Tax Regulations. Any changes in the designation shall be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation shall not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

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                                    PART XXII


Transitional Rules - Survivor Annuities

B1. Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by Paragraphs 14.3 and 15.2 of the Plan must be given the opportunity to elect to have such Paragraphs apply if the Participant is credited with at least one Hour Of Service under this Plan or a predecessor Plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 years of vesting service when he separated from Service.

B2. Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour Of Service under this Plan or a predecessor Plan on or after September 2, 1974, and who is not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his benefits paid in accordance with Paragraph B4.

B3. The respective opportunities to elect (as described in Paragraphs B1 and B2 above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

B4. Any Participant who has elected pursuant to Paragraph B2 and any Participant who does not elect under Paragraph B1 or who meets the requirements except that such Participant does not have at least 10 years of vesting Service when he separates from Service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

         (a) Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

                           (i) begins to receive payments under the Plan on or after Normal Retirement Date;

                           (ii) dies on or after Normal Retirement Date while still working for the Company;

                           (iii) begins to receive payments on or after the Qualified Early Retirement Date; or

                           (iv) separates from service on or after attaining Normal Retirement Date (or the Qualified Early Retirement Date) and after satisfying the eligibility requirements for the payment of benefits under the

                                    Plan and thereafter dies before beginning to receive such benefits; then such benefits shall be received under this Plan in the form of an Automatic Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least 6 months before the Participant attains Qualified Early Retirement Date and end not more than 90 days before the commencement of benefits. Any election hereunder shall be in writing and may be changed by the Participant at any time.

         (b) Election of Early Survivor Annuity. A Participant who is employed after attaining the Qualified Early Retirement Date shall be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Automatic Joint and Survivor Annuity if the Participant had retired on the day before his death. Any election under this provision shall be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the 90th day before the Participant attains the Qualified Early Retirement Date, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

         (c) For purposes of this Paragraph B4, Qualified Early Retirement Date is the latest of:

                  (i) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

                  (ii) the first day of the 120th month beginning before the Participant reaches Normal Retirement Date, or

                  (iii)    the date the Participant begins participation.

PROTOTYPE                                                          SF 51344-001

--------------------------------------------------------------------------------

                                                                   FLEXINVEST(R)


















                                                      --------------------------
                                                      PROFIT SHARING/401(k) PLAN
                                                      ADOPTION AGREEMENT
                                                      FOR NON-STANDARDIZED PLANS



         INTERNAL REVENUE SERVICE                                      DEPARTMENT OF THE TREASURY
Plan Description:  Prototype Non-Standardized Profit Sharing Plan with CODA
FFN:  50338830007-002    Case:  9500848    EIN:  04-1590850            WASHINGTON, DC 20224
BPD:  07    Plan:  002    Letter Serial No:  D365756a


MASSACHUSETTS MUTUAL LIFE INSURANCE CO                                 PERSON TO CONTACT:  Ms. Arrington

1295 STATE STREET                                                      TELEPHONE NUMBER:  (202) 622-8173

SPRINGFIELD,  MA    01111                                              REFER REPLY TO:  CP:E:EP:T1

                                                                       DATE:  12/02/96

Dear Applicant:

In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). Therefore, an employer adopting the form of the plan should apply for a determination letter by filing an application with the Key District Director of Internal Revenue Service on Form 5307, Short Form Application for Determination for Employee Benefit Plan.

Because you submitted this plan for approval after March 31, 1991, the continued, interim and extended reliance provisions of sections 13 and 17.03 of Rev. Proc. 89-9, 1989-1 C.B. 780, are not applicable.

Because you submitted this plan on or after July 1, 1994, it does not meet the requirements for the extention of the remedial amendment period provided by Rev. Proc. 95-12, 1995-3 I.R.B. 24.

This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by Uruguay Round Agreements Act, Pub.
L. 103-465.

If you, the sponsoring organization, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsoring organization. Individual participants and/or adopting employers with questions concerning the plan should contact the sponsoring organization. The plan's adoption agreement must include the sponsoring organization's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

     Sincerely yours,

    /s/ ILLEGIBLE

     Chief, Employee Plans Technical Branch 1

                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
               FLEXINVEST(R) PROTOTYPE PROFIT-SHARING/401(k) PLAN


                  PROFIT-SHARING/401(k) PLAN ADOPTION AGREEMENT
                           For Non-Standardized Plans


In accordance with and as permitted by the provisions of the Massachusetts Mutual Life Insurance Company FLEXINVEST(R) Prototype Profit-Sharing/401(k) Plan, herein called the Plan, a copy of which is hereto attached, the undersigned Company pursuant to vote of its Board of Directors hereby adopts the Plan to provide retirement and incidental benefits for its Employees, and agrees


         1. to conform to and abide by all of the terms, provisions and requirements of the Plan;



         2. that any action taken or to be taken in accordance with or as required by the Plan or any action taken in conjunction with the Plan as required by any law or regulations is and will be its sole responsibility;



         3. that the liability of Massachusetts Mutual Life Insurance Company is limited to the obligations under the terms of the Contract and the Policies.


         Sponsoring Organization:   Massachusetts Mutual Life Insurance Company
                                    Defined Contribution Operations
                                    1295 State Street
                                    Springfield, MA 01111-0001
                                    (413) 788-8411


         The Sponsoring Organization will notify the undersigned Company of any amendments made to the Plan or of the discontinuance or abandonment of the Plan.

         PLEASE NOTE: Failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.

(C)Copyright 1996 by Massachusetts Mutual Life Insurance Company. All Rights Reserved. No reproduction of provisions in this document are permitted without the express written consent of Massachusetts Mutual Life Insurance Company, Springfield, MA 01111-0001.

The undersigned Company elects as follows:

(A)      Plan Name

         The Plan will be known as THE SCI 401(k) RETIREMENT SAVINGS PLAN.

         Amended (or Restated) Plans:  N/A

         The Plan is adopted by amendment in substitution for N/A, the Company's pre-existing Plan, which is hereby replaced.

(B)      CONTROLLED GROUPS/AFFILIATED EMPLOYERS (Paragraph 6.5)

         Check if applicable:

         [ ] The Plan will be funded through the Contract of an affiliated Employer's Plan, Contract No. ____________________, issued by the Insurance Company to _____________________.

(C)      DATES

         (1) The Effective Date of the Plan is JULY 1, 2000 (The original effective date of the Plan prior to any amendment.)

                  Amended (or Restated) Plans: The Effective Date of this Amendment is _____________________.

                  Notwithstanding any other plan provision, this Effective Date applies to all current and future Participants including terminated vested Participants who return to employment with the Company.

         (2) The Plan Year is a period beginning on JULY 1, 2000, and ending on DECEMBER 31, 2000. Subsequent Plan Years will be consecutive 12-month periods ending on the same date each year thereafter.

         (3) In the case of a top-heavy plan, the Determination Date will be the last day of the Plan Year for the first Plan Year, and for any other Plan Year, the last day of the preceding Plan Year.

         (4) The Valuation Date, for purposes of Part XVI, will be the most recent Valuation Date occurring within the 12-month period ending on the Determination Date.

         (5) For purposes of determining Highly Compensated Employees (Paragraph 1.30) and notwithstanding any Plan provision to the contrary, the lookback provisions of Code Section 414(q) shall not apply.

                  The snapshot day of DECEMBER 31ST (month and day) will be used for purposes of determining Highly Compensated Employees.



(C)      DATES (continued)

         (6)      Limitation Year will mean:

                  (a)      [X]     the calendar year.

                  (b)      [ ]     the 12-consecutive month period coinciding with the Plan Year.

                  (c)      [ ]     the 12-consecutive month period from  _____ to  _____.

                  NOTE: If the Company is a member of a controlled group of corporations, a controlled group of trades or businesses or an affiliated service group, the Limitation Year must be the same for all members of the group.

(D)      ELIGIBILITY FOR PARTICIPATION (Part III)

         (1)      Classification(s) of eligible employees:

                  (a)      [X]      All

                           [ ]      Salaried

                           [ ]      Hourly

                           [ ]      Commissioned

                           [ ]      All non-Highly Compensated Employees

                  (b)      [ ]      Division, Plant, Location or Other (specify).  _______________________

                  (c)      [X]      Employees not covered by a collective bargaining agreement.

         (2)      Present Employees:

                  (a)      [ ]      An Employee who is employed on the Effective Date (or Amendment Date, if later) will become a
                                    Participant on the Effective Date (or Amendment Date, if later).

                  (b)      [X]      An Employee who is employed on the Effective Date (or Amendment Date, if later) will become a
                                    Participant upon meeting the requirements in (D)(3).

         (3)      Future Employees:  An Employee who becomes employed after the Effective Date (or the Amendment Date, if later) will become a Participant upon meeting the following requirements:

                  (a)      Service Requirement

                            (i)     [ ]     None

                           (ii)     [X]     Completion of 0.25 Years of Service (401(k) Plans:  Not to exceed 1, or if (D)(7)(a) is elected, 1/2. Profit-Sharing Plans:  Not to exceed 2, or if (D)(7)(a) is elected, 1 1/2.
                                            If years exceed 1, (R)(1)(a) must be elected.)



(D)      ELIGIBILITY FOR PARTICIPATION (continued)

         NOTE: If a fractional year is elected, an Employee will not be required to complete any specified number of Hours of
         Service to receive credit for such fractional year.

                  (b)      Age Requirement

                            (i)     [ ]     None

                           (ii)     [X]     Attainment of age 21 (not to exceed 21, or if (D)(7)(a) is elected, 20 1/2)

         (4)      Employees eligible for participation under another plan qualified under Code Sections 401 or 403 to which the
                  Company contributes will be eligible for participation in this Plan.

                  [X]   Yes     [ ]   No     [ ]   Not Applicable. There is no other Plan.

                  Name of other plan: THE SCI CASH BALANCE PLAN.

         (5)      If the Company has acquired the trade or business from another Company, including a sole proprietorship or partnership, service with the predecessor Company (name of predecessor Company: ANY PREDECESSOR ENTITY WHICH
                  BECOMES PART OF SERVICE CORPORATION INTERNATIONAL) which did not maintain this Plan will be considered Service with the Company for purposes of determining:

                  (a)      [ ]      Initial and continued eligibility to participate in the Plan.

                  (b)      [ ]      A Participant's vested interest in his Participant's Account.

                  (c)      [X]      No credit for prior service.

                  (d)      [ ]      Not Applicable. There was no predecessor Company, or the predecessor Company maintained this
                                    Plan.

         (6)      Hours of Service will be determined on the basis of the method selected below. Only one method may be selected.
                  The method selected will be applied to all Employees covered under the Plan.

                  (a)      [X]      On the basis of actual hours for which an Employee is paid or entitled to payment.

                  (b)      [ ]      On the basis of days worked. An Employee will be credited with ten (10) Hours of Service if under Paragraph 1.31 of the Plan such Employee would be credited with at least one (1) Hour of
                                    Service during the day.

                  (c)      [ ]      On the basis of weeks worked. An Employee will be credited with forty-five (45) Hours of Service if under Paragraph 1.31 of the Plan such Employee would be credited with at least one (1) Hour of Service during the week.







(D)      ELIGIBILITY FOR PARTICIPATION (continued)

                  (d)      [ ]      On the basis of semi-monthly payroll periods. An Employee will be credited with ninety-five (95)
                                    Hours of Service if under Paragraph 1.31 of the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

                  (e)      [ ]      On the basis of months worked. An Employee will be credited with one hundred ninety (190) Hours of Service if under Paragraph 1.31 of the Plan such Employee would be credited with at least one
                                    (1) Hour of Service during the month.

         (7)      The Entry Date will be:

                  (a)      [ ]      an Anniversary Date of the Plan.

                  (b)      [ ]      semi-annually, i.e., an Anniversary Date or the first day of the sixth month following an
                                    Anniversary Date.

                  (c)      [ ]      quarterly, i.e., an Anniversary Date or the first day of the third, sixth, or ninth month following an Anniversary Date.

                  (d)      [X]      the first day of any calendar month.

(E)      COMPENSATION (Paragraph 1.14)

         (1)      Compensation will mean all of each Participant's:

                  (a)      (i)      [ ]     Compensation required to be reported under Code Sections 6041 and 6051 (Wages, Tips, and
                                            Other Compensation on Form W-2).

                          (ii)      [ ]     Wages as defined in Code Section 3401(a).

                         (iii)      [X]     415 safe-harbor compensation.

                          (iv)      [ ]     Total compensation as defined in Treas. Reg. Section 1.415-2(d)(1) and (2).

                  (b)      The definition selected above shall exclude the following items (even if includible in gross income):
                           reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, and welfare benefits.

                           [X]   yes        [ ]   no


(E)      COMPENSATION (continued)

                  (c)      (i)      [ ]     The definition selected in (a) and (b) above will apply to integrated contributions, the operation of the ADP and ACP tests and the minimum contribution in a top-heavy plan.
                                            However, for all other Plan purposes, including forfeiture allocation, Compensation will mean all of each Participant's Regular or Base Salary or Wages including:

                                            [ ]     bonuses
                                            [ ]     overtime
                                            [ ]     commissions
                                            [ ]     discretionary bonuses
                                            [ ]     none of the above

                           (ii)     [X]     Not applicable. The definition selected in (a) will apply for all Plan purposes.

                           NOTE: If (i) above is elected, the Compensation percentage for the Highly Compensated Employees cannot be greater than the Compensation percentage for other Employees. The Compensation percentage for a group of
                           Employees may be calculated by averaging the separately calculated Compensation ratios for each Employee in the group. An Employee's Compensation ratio is calculated by dividing the Employee's Compensation under (c) by the Employee's Compensation under (a).

         (2)      Compensation will:

                  [X]      include

                  [ ]      not include

                  Company contributions made pursuant to deferred salary agreements which are not includible in the gross income of the Employees under Code Sections 125, 402(e)(3), 402(h)(l) or 403(b).

(F)      RETIREMENT (Part XIV)

         (1)      The Normal Retirement Date of a Participant will be:

                  (a)      [ ]      Age      (not to exceed 65).
                                        ----

                  (b)      [X]      The later of age 65 (not to exceed 65) or the 3.0 (not to exceed 5th) anniversary of the participation commencement date. The participation commencement date is the first day of the first plan year in which the Participant commences participation in the Plan.

                  (c)      [ ]      Age _____ (not to exceed 65) and ______ (not to exceed 5th) anniversary of the commencement date of service with the Employer.

                  NOTE: The Normal Retirement Date, as elected above, may not exceed any mandatory retirement age enforced by the
                  Company.


(F)      RETIREMENT (continued)

         (2)      The Early Retirement Date of a Participant will be:

                  (a)      [X]      None.

                  (b)      [ ]      The first day of any calendar month after his 60 birthday.

                  (c)      [ ]      The first day of any calendar month after his ___ birthday and his completion of:

                                     (i)  _____ Years of Service.

                                    (ii)  _____ Years of Service following commencement of participation.

                  (d)      [ ]      The first day of any calendar month after his completion of:

                                     (i)  _____ Years of Service.

                                    (ii)  _____ Years of Service following commencement of participation.

         (3)      The Disability Retirement Date of a Participant will be:

                  (a)      [X]      None.

                  (b)      [ ]      The first day of any calendar month after his _____ birthday.

                  (c)      [ ]      The first day of any calendar month after his _____ birthday and his completion of
                                    ______ Years of Service.

                  (d)      [ ]      The first day of any calendar month.

         (4)      Determination of Disability:

                  (a)      [ ]      If entitled to disability benefits under the Federal Social Security Act.

                  (b)      [ ]      Determined by the Company in accordance with its normal personnel practice applied in a uniform and nondiscriminatory manner.

                  (c)      [ ]      Determined by the Company in accordance with the collective bargaining agreement.

                  (d)      [ ]      If entitled to disability benefits under the Company's Long Term Disability Insurance
                                    Plan.

                  (e)      [X]      Not Applicable.  Disability Retirement is not allowed.



(F)      RETIREMENT (continued)

         (5)      Benefit Option

                  Continuation of retired Participant's Account until the first day of April following the calendar year in which the retired Participant attains age 70 1/2 is:

                  [X]      Permitted.

                  [ ]      Not Permitted.

                  If permitted under (M)(1), the retired Participant's account balance will be invested in accordance with the
                  Participant's direction as permitted under the Plan.

(G)      ELECTIVE DEFERRALS (Paragraph 1.20)

         For each Plan Year the Company will make available the following amounts to the Plan:

         (1)      [X]      Deferred Salary - An amount not to exceed 15% of a Participant's Compensation pursuant to a Deferred
                           Salary Agreement.

                           (a)      A Participant may elect to commence Elective Deferrals as of his Entry Date or any other date thereafter elected below:

                                    [ ]     the first day of the Plan Year.

                                    [X]     the first day of any month.

                                    [ ]                 .
                                            -------------

                                    Such election will become effective as soon as administratively feasible thereafter.

                           (b)      A Participant's election to have Elective Deferrals made pursuant to a Deferred Salary Agreement will remain in effect until modified or terminated. A Participant may modify the amount of
                                    Elective Deferrals as of:

                                    [ ]     the first day of the Plan Year.

                                    [ ]     the first day of any month.

                                    [X]     DAILY.

                                    Such election will become effective as soon as administratively feasible thereafter.



(G)      ELECTIVE DEFERRALS (continued)

         (2)      [ ]       Deferred Bonus - An amount under this Plan of:
                           --------------

                           [ ]      _____% of Compensation of each Participant.

                           [ ]      A uniform percentage of the Compensation of each Participant, which the Company, in its sole discretion, determines.

                           [ ]      A percentage of Compensation of a Participant, which the Company, in its sole discretion, determines.

                           A Participant will be afforded a reasonable period to elect to defer all, part or none of the amount described above. Such election will become effective as soon as administratively feasible thereafter.

         (3)      [ ]      Elective Deferrals will not be contributed to the Plan.  The Plan is a profit-sharing plan only, without a 401(k) feature.

(H)      COMPANY QUALIFIED NONELECTIVE CONTRIBUTIONS (Paragraph 1.13)

         (1)      The Company   [X] will   [ ] will not   make Qualified Nonelective Contributions to the Plan.  If the
                  Company does make such contributions to the Plan, then the amount of such contributions for each Plan
                  Year will be:          SEE ADDENDUM A.

                  (a)      [ ]      _____% (not to exceed 15 percent) of the Compensation of all Participants eligible to share in the allocation.

                  (b)      [ ]      _____% of the net profits, but in no event more than $_______ for any Plan Year.

                  (c)      [X]      An amount determined by the Company.

         (2)      (a)      Allocation of Company Qualified Nonelective Contributions will be made to the accounts of:

                           [ ]      All Participants.

                           [X]      All non-Highly Compensated Participants.

                  (b)      Allocation of Company Qualified Nonelective Contributions will be made:

                           [X]      In the ratio in which each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year.

                           [ ]      In the ratio in which each Participant's Compensation not in excess of $_______ for the
                                    Plan Year bears to the total Compensation of all Participants not in excess of $_______ for such
                                    Plan Year.

                           [ ]      Not Applicable. No Company Qualified Nonelective Contributions will be made.




(I)      COMPANY MATCHING AND COMPANY QUALIFIED MATCHING CONTRIBUTIONS (Paragraphs 1.10 and 1.12)

         (1)      The Company will:

                  (a)      [X]      Make Company Matching Contributions to the Plan.     SEE ADDENDUM A.

                  (b)      [ ]      Make Company Qualified Matching Contributions to the Plan.

                  (c)      [ ]      Not make any Company Matching or Qualified Matching Contributions to the Plan.

         (2)      The Formula for determining the Company Matching or Qualified Matching Contribution will be:

                  (a)      [ ]      FIXED PERCENTAGE - An amount equal to the percentages of the Elective Deferrals and Participant Matched Contributions designated below, the total contribution not to exceed the lesser of $_______ or ______% of Compensation.



                      ELECTIVE DEFERRALS AND
                  PARTICIPANT MATCHED CONTRIBUTION                              PERCENTAGE MATCH
                  --------------------------------                              ----------------
                  up to 1% of Compensation                                            _____%
                  over 1% up to 2% of Compensation                                    _____%
                  over 2% up to 3% of Compensation                                    _____%
                  over 3% up to 4% of Compensation                                    _____%
                  over 4% up to 5% of Compensation                                    _____%
                  over 5% up to 6% of Compensation                                    _____%
                  over 6% up to 7% of Compensation                                    _____%
                  over 7% up to 8% of Compensation                                    _____%
                  over 8% up to 9% of Compensation                                    _____%
                  over 9% up to 10% of Compensation                                   _____%
                  over 10% of Compensation                                            _____%

                  (b)    [X]        DISCRETIONARY PERCENTAGE MATCH - An
                                    amount between the minimum and maximum
                                    percentages designated below of the Elective
                                    Deferrals and Participant Matched
                                    Contributions. The actual percentage will be determined by the Company prior to the beginning of each Plan Year, the total contribution not to exceed the lesser of $
                                    N/A or 6.0% of Compensation.


                      ELECTIVE DEFERRALS AND
                  PARTICIPANT MATCHED CONTRIBUTION                              PERCENTAGE MATCH
                  --------------------------------                              ----------------
                  up to 1% of Compensation                                          0      % to   100  %
                                                                                -----------     -------
                  over 1% up to 2% of Compensation                                  0      % to   100  %
                                                                                -----------     -------
                  over 2% up to 3% of Compensation                                  0      % to   100  %
                                                                                -----------     -------
                  over 3% up to 4% of Compensation                                  0      % to   100  %
                                                                                -----------     -------
                  over 4% up to 5% of Compensation                                  0      % to   100  %
                                                                                -----------     -------
                  over 5% up to 6% of Compensation                                  0      % to   100  %
                                                                                -----------     -------
                  over 6% up to 7% of Compensation                                         % to        %
                                                                                -----------     -------
                  over 7% up to 8% of Compensation                                         % to        %
                                                                                -----------     -------
                  over 8% up to 9% of Compensation                                         % to        %
                                                                                -----------     -------
                  over 9% up to 10% of Compensation                                        % to        %
                                                                                -----------     -------
                  over 10% of Compensation                                                 % to        %
                                                                                -----------     -------



(I)      COMPANY MATCHING AND COMPANY QUALIFIED MATCHING CONTRIBUTIONS (continued)


                  (c)      [ ]      GRADUATED MATCH - An amount equal to a specified percentage of the Elective Deferrals and
                                    Participant Matched Contributions, the total contribution not to exceed the lesser of $______ or
                                    ______% of Compensation. The specified percentage will vary with the Years of Service credited to the Participant as follows:





                                            YEAR OF SERVICE                         PERCENTAGE MATCH
                                            ---------------                         ----------------
                                                    1                                      _____%
                                                    2                                      _____%
                                                    3                                      _____%
                                                    4                                      _____%
                                                    5                                      _____%
                                                    6                                      _____%
                                                    7                                      _____%
                                                    8                                      _____%
                                                    9                                      _____%
                                                    10 or more                             _____%

                         NOTE: If a Graduated Match is elected, this contribution must satisfy all applicable nondiscrimination requirements.


(J)      PARTICIPANT CONTRIBUTIONS (Paragraphs 1.38 and 1.39)

         (1)      Participant Matched Contributions:

                  (a)      [ ]      Will be accepted by the Plan if the Participant elects to make such a contribution, of no more than ______% of the Participant's Compensation.

                  (b)      [X]      None

                  (c)      [ ]      Will be required as a:

                                    [ ]     condition of employment

                                    [ ]     condition of participation

                           The amount that a Participant must contribute is:

                           (i)      [ ]     an amount equal to _____% of the Participant's Compensation.

                           (ii)     [ ]     _____ cents per hour worked by the Participant.

                           (iii)    [ ]     a flat dollar amount of $_________ per Plan Year, due ratably each pay period.

                  These contributions [ ] may [ ] may not be suspended by the Participant. No Company Matched Contribution will be allocated on behalf of a Participant during a time period in which he suspends his contribution.



(J)      PARTICIPANT CONTRIBUTIONS (continued)

         (2)      Participant Nondeductible Voluntary Contributions:

                  (a)      [X]      Not Permitted

                  (b)      [ ]      Plan has frozen Participant Nondeductible Voluntary Contributions.  Ongoing
                                    Participant Nondeductible Voluntary Contributions not permitted.

                  (c)      [ ]      Plan permits an amount equal to a percentage of the Participant's Compensation elected by him which is not more than _____% (not to exceed 10 percent).

(K)      COMPANY PROFIT-SHARING CONTRIBUTIONS (Paragraph 1.11)

         (1)      (a)      The Company:

                           (i)      [X]     May make Company Profit-Sharing Contributions for any Plan Year at its
                                            discretion.

                           (ii)     [ ]     Will not make any Company Profit-Sharing Contributions to the Plan.

                  (b)      Company Profit-Sharing Contributions for any Plan Year will be allocated to the Accounts of all
                           Participants except:

                            (i)     [X]     Those Participants who have not been credited with 1000 or more Hours of
                                            Service during the Plan Year.

                            (ii)    [X]     Those Participants whose employment with the Company terminated prior to the end of the Plan Year will not share in contributions allocated after the date of Termination of Employment.

                           (iii)    [ ]     No exceptions.

                           NOTE 1: If (i) or (ii) above are elected, contributions cannot be made more frequently than annually.

                           NOTE 2:  A zero dollar allocation to a Participant under (1)(b)(ii) may result in prohibited discrimination in favor of Highly Compensated Employees and thereby disqualify the Plan. See
                           Rev. Rul. 76-250.

                  (c)      Notwithstanding (K)(1)(b)(i) or (ii), if a Participant terminates employment due to death, disability or retirement, Company Profit-Sharing Contributions [X] will [ ] will not be allocated to the Participant in that Plan Year.



(K)      COMPANY PROFIT-SHARING CONTRIBUTIONS (continued)

         (2)      For Non-Integrated Plans:  Company Profit Sharing Contributions, for the Plan Year, will be allocated to each
                  Participant's Account as follows:

                  (a)      [ ]      ______% of Compensation for each Participant.

                  (b)      [X]      The ratio which a Participant's Compensation bears to the total Compensation of all Participants
                                    (calculated to the nearest dollar).

                  (c)      [ ]      The ratio which the units allocated to a Participant bear to the total units allocated to all
                                    Participants, with one unit allocated for each $100 of Compensation and [ ] no units [ ] one unit [ ] two units for each completed Year of Service.

                                    NOTE:  If this method is elected, this contribution must satisfy all applicable nondiscrimination requirements.

                  (d)      [ ]      Not Applicable. The Plan is integrated.

         (3)      For Integrated Plans:  Company Profit Sharing Contributions, for the Plan Year, will be allocated to each
                  Participant's Account as follows:

                  (a)      (i)      [ ]     Based on the provisions of Paragraph 4.7, with the initial contribution amount determined by the Company prior to the end of the Plan Year.

                           (ii)     [ ]     Based on the provisions of Paragraph 4.7, except that the limit of Compensation in the first step will be _______% (an amount not in excess of the profit-sharing permitted disparity rate).

                                            NOTE:  If this integrated contribution is to be used as the top-heavy minimum contribution, the percentage selected cannot be lower than 3%.

                           (iii)    [X]     Not Applicable. The Plan is non-integrated.

                  (b)      The integration level is equal to:

                           (i)      [ ]     The Taxable Wage Base in effect on the first day of the Plan Year. It is the maximum amount of earnings which may be considered wages for such year under Code Section
                                            3121(a)(1).


                           (ii)     [ ]     $_____________ (a dollar amount less than the Taxable Wage Base).

                           (iii)    [ ]     ______% of the Taxable Wage Base (not to exceed 100%).

                           (iv)     [X]     Not Applicable.  Plan is non-integrated.




(L)      FORFEITURES (Paragraph 13.2)

         (1)      All forfeitures will be:

                  (a)      [X]      Applied first to reduce expenses related to the administration of the Plan and then to reduce
                                    Company contributions to the Plan. (Elect this if any plan expenses will be billed to the
                                    Company.)

                  (b)      [ ]      Applied to reduce Company contributions to the Plan.  (Elect this if plan expenses will be deducted from Participant accounts.)

                  (c)      [ ]      Reallocated among Participants in the ratio that the Compensation of each Participant bears to the total Compensation of all Participants.

                  (d)      [ ]      Not Applicable.  The Plan has 100% immediate vesting.

                  NOTE:  Amounts forfeited by Highly Compensated Employees as a result of Excess Aggregate Contributions will only be applied under (a) or (b).

         (2)      If forfeitures will be reallocated in (1)(c) above for any Plan Year, the allocation will be made to
                  Accounts of all Participants except:


                  (a)      [ ]      Those Participants who have not been credited with 1000 or more Hours of Service during the Plan Year.

                  (b)      [ ]      Those Participants whose employment with the Company terminated prior to the end of the Plan
                                    Year will not share in forfeitures allocated after the date of Termination of Employment.

                  (c)      [ ]      No exceptions.

         (3)      Notwithstanding (L)(2)(a) or (b), if a Participant terminates employment due to death, disability or retirement, forfeitures [ ] will [ ] will not be allocated to the Participant in that Plan Year.

         (4)      If more than one Company adopts the Plan, and forfeitures will be reallocated in (1)(c) above for any
                  Plan Year:

                  (a)      [ ]      The allocation will be made to the Accounts of the remaining Participants of the
                                    Company in which the forfeiting Participant was employed.

                  (b)      [ ]      The allocation will be made to all Participant Accounts of companies who are members of an affiliated or controlled group.

                  (c)      [X]      Not applicable.  This Plan has been adopted by a single employer.




(M)      INVESTMENT ALLOCATION AND PROFIT REQUIREMENT (Paragraphs 4.10, 4.12 and 6.4)

         (1)      Investment allocation instructions will be made by the:

                  (a)      [ ]      Administrator

                  (b)      [X]      Participant

                  (c)      [ ]      Administrator for Company contributions, and Participant for Participant contributions and Elective Deferrals

         Note: Investment rights granted to Participants under Paragraph 6.4 may be suspended by the Company by providing prior written notice to such affected Participants and the Insurance Company. Upon such notice, the Company or trustees, if applicable, shall control the investment of plan assets within the Participants' Accounts in accordance with their fiduciary obligations until such time as subsequent written notice is provided to the Participants and the Insurance
         Company specifying that Participants shall designate in writing the investment funds in which contributions are to be invested.

         (2)      Rollover contributions will be invested:

                  (a)      [X]      The same as all other contributions in the Plan.

                  (b)      [ ]      The same as Participant Contributions and Elective Deferrals.

                  (c)      [ ]      The same as Company Matching and Company Profit-Sharing Contributions.

                  (d)      [ ]      By a separate election of the Participant.

                  (e)      [ ]      Not applicable. Plan does not accept rollover contributions.

         (3)      The Company will make contributions to the Plan based on current or accumulated earnings and profits for the taxable year or years ending with or within the Plan Year.

                  [ ]  Yes [X]      No

                  Contributions will be made from:

                  [ ]      current profits only.

                  [X]      current and accumulated profits.

(N)      POLICIES   [ ] will   [X] will not   be purchased under the Plan.  If Policies will be purchased at the request of a Participant, the premium for the Policies will be paid with:  (Paragraph 7.1)

         (1)      [ ]      Elective Deferrals

         (2)      [ ]      Company Matching Contributions

         (3)      [ ]      Company Profit-Sharing Contributions



(O)      IN-SERVICE WITHDRAWALS  (Part X)

         (1)      Participant Contributions - The Participant may withdraw:

                  (a)      [ ]      His separate account attributable to Participant Nondeductible Voluntary Contributions.

                  (b)      [ ]      His separate account attributable to Participant Matched Contributions.

                  (c)      [ ]      No withdrawals permitted.

                  (d)      [X]      Not Applicable.  No Participant contributions are permitted in Plan.

         (2)      Rollover Contributions - The Participant may withdraw his separate account attributable to Rollover Contributions.

                  [X]  Yes      [ ]  No     [ ]  Not Applicable

                  If "Yes," withdrawal restrictions will be as follows:

                  (a)      [ ]      Same restrictions as Company contributions in (O)(3)(a).

                  (b)      [X]      Same restrictions as Elective Deferrals in (O)(3)(b) and (c).

                  (c)      [ ]      No restrictions.

         (3)      Company Contributions - If withdrawal of all Participant contributions and the earnings attributable to them is permitted in (O)(1), or if no Participant contributions are allowed in the Plan, the Participant may withdraw:

                  (a)      [X]      The vested portion of the Participant's Account attributable to Company Matching Contributions and Company Profit-Sharing Contributions (only in a non-integrated plan). Participants may only withdraw this portion if:

                             (i)    [ ]     The Participant has 5 or more years of Plan participation.

                                    [ ]     The Company contributions and their earnings have been in the Plan for at least two years.

                                    [ ]     Amended/Restated Plans: The Participant has 5 or more years of Plan participation.
                                            However, if the Participant was employed on the Amendment Date, the Participant may withdraw the Company Contributions and their earnings that have accrued up until the
                                            Amendment Date after they have been in the Participant's Account for at least two years.

                                            NOTE:  Only one or no election may be made in (i).

                            (ii)    [X]     The withdrawal is based on financial hardship as defined by Paragraph 10.3 notwithstanding any of the restrictions elected above.



(O)      IN-SERVICE WITHDRAWALS (continued)

                           (iii)    [X]     The withdrawal is based on the Participant attaining age 59 1/2 notwithstanding any of the restrictions elected above.

                           (iv)     [ ]     The election under (i) [ ] will [ ] will not apply to (ii) and (iii) above.

                  (b)      [X]      Any amount not in excess of the sum of the Participant's Elective Deferrals:

                                    [X]     excluding

                                    [ ]     including

                                    pre-1989 earnings based on financial hardship as defined in Paragraph 10.3.

                  (c)      [X]      The portion of the Participant's Account attributable to:

                                    [X]     Elective Deferrals
                                    [X]     Company Qualified Matching Contributions
                                    [X]     Company Qualified Nonelective Contributions

                                    based on the Participant's attainment of age 59 1/2.

                  (d)      [ ]      Company Contributions cannot be withdrawn.

                  NOTE: If (a), (b), or (c) is elected, (d) should not be elected.

         (4)      Suspension - If Company contributions may be withdrawn in (O)(3)(a), will the Participant, upon withdrawal, forfeit the right to future Company Matching Contributions or Company Profit-Sharing Contributions (in a
                  non-integrated plan) for 12-consecutive months beginning from the date of withdrawal?

                           [X]   Yes      [ ]   No          [ ]   Not Applicable

                  NOTE:  Notwithstanding the elections made in this Section, a Participant who has attained age 70 1/2 may withdraw all or a portion of his vested account balance.

(P)      LOANS (Part XI)

         (1)      Loans    [X] will [ ] will not be permitted to Participants.  A Participant may have up to 2 (not to exceed 5)
                  loan(s) outstanding at any one time.

         (2)      The Repayment Period for loans to purchase a principal residence      [X]  can [ ] cannot exceed 5 years.



(Q)      SPECIAL TOP-HEAVY ELECTIONS (Paragraph 16.2)

         (1)      If Employees Participate in Multiple Plans of the Company: If the Company maintains one or more plans in addition to this Plan and if one or more Employees participate in this Plan and in another plan, the minimum top-heavy contribution or benefit will be determined as follows:

                  (a)      [ ]      a Minimum Contribution will be made to this Plan of:

                                    (i)     [ ]      3% of Compensation (for Participants in defined contribution plans only).

                                    (ii)    [ ]      5% of Compensation (for Participants in this Plan and in an active or defined benefit plan or a defined benefit plan that has terminated within five years of the Determination Date).

                  (b)      [X]      the Minimum Contribution or benefit will be satisfied by the Plan named hereafter: THE SCI CASH
                                    BALANCE PLAN.

                  (c)      [ ]      Not Applicable. Company has only this Plan and has not maintained a defined benefit plan within five years of the Determination Date.

         (2)      Maximum Defined Contribution and Defined Benefit Fractions: If the Plan becomes top-heavy, the dollar limitation factor in the denominators of the Defined Benefit Fraction and Defined Contribution Fraction is computed by substituting a factor of 1.0 for 1.25. The dollar limitation factor can be restored under this Plan to 1.25 by electing one of the following options. This election will be effective in any year in which the top-heavy ratio is more than 60 percent but not more than 90 percent. (Paragraphs 5.8(a) and 5.8(c))

                  (a)      [ ]      the Minimum Contribution under this Plan will be 4 percent of Compensation (if additional benefits are provided under this Plan and the defined benefit plan of the Company).

                  (b)      [ ]      the Minimum Contribution under this Plan will be: 7 1/2 percent of Compensation for Participants entitled to minimum benefits under both this Plan and the Company's defined benefit plan, and
                                    4 percent of Compensation for Participants who are not entitled to minimum benefits under the defined benefit plan.

                  (c)      [X]      Other (specify)  1.0 Factor.
                                                     -----------

                  (d)      [ ]      Not Applicable. Company does not have an active or terminated defined benefit plan.

         (3)      The Company may set forth in the space provided below any provisions to override Plan provisions in order to comply with the rules regarding required aggregation of multiple plans under Code Sections 415 and 416.


(R)      VESTING (Part IX)

         Prior to retirement or Plan termination, the value of a Participant's Account attributable to Company Matching and Company
         Profit-Sharing Contributions is as follows: (Select one option each under (1) and (2) below.) (Paragraphs 9.2 and 16.4)

         (1)      Regular Vesting Schedule.

                  (a)      [ ]      100%

                  (b)      [X]      100% upon completion of 3 Years of Service (not more than 5).
                                                            -

                  (c)      [ ]      ______% after 1 Year of Service
                                    ______% after 2 Years of Service
                                    ______% after 3 Years of Service
                                    ______% after 4 Years of Service
                                    ______% after 5 Years of Service
                                             (no less than 100%)

                  (d)      [ ]      _____% after 1 Year of Service
                                    _____% after 2 Years of Service
                                    _____% after 3 Years of Service
                                             (no less than 20%)
                                    _____% after 4 Years of Service
                                             (no less than 40%)
                                    _____% after 5 Years of Service
                                             (no less than 60%)
                                    _____% after 6 Years of Service
                                             (no less than 80%)
                                    _____% after 7 or more Years of Service
                                              (no less than 100%)

                  (e)      [ ]      Not applicable. No Company contributions will be made to this Plan.

         (2)      Top-Heavy Vesting Schedule.

                  During and subsequent to the first Plan Year for which the Plan is a Top-Heavy Plan, the following vesting schedule will apply notwithstanding the vesting schedule elected in Section (R)(1). (Paragraph 16.4)

                  (a)      [ ]      100%

                  (b)      [ ]      _____% after 1 Year of Service
                                    _____% after 2 Years of Service
                                    _____% after 3 Years of Service
                                            (no less than 100%)



(R)      VESTING (continued)

                  (c)      [ ]      _____% after 1 Year of Service
                                    _____% after 2 Years of Service
                                             (no less than 20%)
                                    _____% after 3 Years of Service
                                             (no less than 40%)
                                    _____% after 4 Years of Service
                                             (no less than 60%)
                                    _____% after 5 Years of Service
                                             (no less than 80%)
                                    _____% after 6 or more Years of Service
                                             (no less than 100%)

                  (d)      [X]      Not Applicable. Plan's schedule elected in (R)(1) has the same or more rapid vesting than the above schedules.

         (3)      For purposes of this Section, "Years of Service" will not include:  (Paragraph 9.3)

                  (a)      [X]      Years of Service before age 18.

                  (b)      [ ]      Years of Service during a period for which the Employee made no Participant Matched
                                    Contributions, if required by Section (J)(1)(c).

                  (c)      [ ]      Years of Service before the Company maintained this Plan or a predecessor plan.

(S)      Participant's Account Upon TERMINATION OF EMPLOYMENT (Paragraph 12.3)

         (1)      Benefit Options:

                  OPTION A -

                           (a)      Continuation of Account. If permitted under (M)(1), the Participant's vested interest will be invested in accordance with the Participant's direction as permitted under the Plan.

                           (b)      Continuation of terminated Participant's Account until the first day of April following the calendar year in which the terminated Participant attains age 70 1/2 is:

                                    [ ]     Permitted

                                    [X]     Not Permitted

                  OPTION B - Deferred Annuity.   N/A

                  OPTION C - One-Sum Cash Distribution is:

                           (a)      [X]     Permitted immediately upon Termination of Employment of a Participant.

                           (b)      [ ]     Permitted 12 months following the date on which the Participant terminates employment.



(S)      Participant's Account Upon TERMINATION OF EMPLOYMENT (continued)

                           (c)      [ ]     Permitted only for distribution of Participant Nondeductible Voluntary Contributions and
                                            Elective Deferrals, if any.

                  OPTION D - Immediate installment payments are:

                                    [ ]     Permitted

                                    [X]     Not Permitted

                  OPTION E - Direct Rollover.

                  NOTE:  If the vested Participant's Account is $3,500 or less, the entire vested Participant's Account will be distributed with or without the Participant's consent.

         (2)      Forfeiture Restoration (Paragraph 12.5):

                  A reinstated Participant must repay the full amount distributed to him attributable to Company contributions at
                  Termination of Employment prior to restoration of any forfeited nonvested Account balance.

                  [X]  Yes     [ ]  No     [ ]  Not Applicable. Plan provides immediate 100% vesting.

(T)      LIMITATION ON ALLOCATING CONTRIBUTIONS (Paragraphs 5.5 and 5.6)

         This Section will apply if the Company maintains or ever maintained another qualified plan in which any Participant in this
         Plan is (or was) a Participant or could become a Participant. It also applies if the Company maintains a welfare benefit fund, as defined in Code Section 419(e) or an individual medical account, as defined in Code Section 415(l)(2), under which amounts are treated as Annual Additions with respect to any Participant in this Plan.

         (l)      If the Participant is covered under another qualified defined contribution plan maintained by the Company, other than a master or Prototype plan:

                  (a)      [ ]      Annual Additions under this Plan will be reduced until the plans satisfy the Maximum Permissible
                                    Amount limit.

                  (b)      [ ]      The Annual Additions under the other plan(s) will be reduced until the plans satisfy the Maximum
                                    Permissible Amount limit.

                                    (Name of Plan)

                  (c)      [ ]      The provisions of Paragraph 5.5 will apply as if the other plan were a master or Prototype plan.

                  (d)      [ ]      Other method of limiting Annual Additions (describe below).

                                    -----------------------------------------------------------------

                                    -----------------------------------------------------------------



(T)      LIMITATION ON ALLOCATING CONTRIBUTIONS (continued)

                  (e)      [X]      Not Applicable. Company has only this Plan.

         (2)      If the Participant is or has ever been a Participant in a defined benefit plan maintained by the Company:

                  (a)      [ ]      The Annual Additions will be limited to this and/or other qualified defined contribution plans for the Limitation Year so that the sum of the Defined Contribution Fraction and the Defined
                                    Benefit Fraction does not exceed 1.0. (State which plan will be limited and describe below if limitation is not under this Plan.)

                                    -------------------------------------------------------------

                                    -------------------------------------------------------------

                  (b)      [ ]      The Projected Annual Benefit will be reduced in one or more of the qualified defined benefit plans so that the sum of the Defined Contribution Fraction and the Defined Benefit Fraction does not exceed 1.0 as described below.

                                    -------------------------------------------------------------

                                    -------------------------------------------------------------



                  (c)      [ ]      The Annual Additions will be limited and the Projected Annual Benefit will be reduced as described below.

                                    -------------------------------------------------------------

                                    -------------------------------------------------------------


                  (d)      [X]      Not Applicable. Company does not maintain a defined benefit plan. COMPANY MAINTAINS A CASH
                                    BALANCE PLAN.

(U)      PRESENT VALUE OF ACCRUED BENEFITS (Paragraph 16.5)

         If the Company has maintained one or more qualified defined benefit plans for purposes of establishing present value to compute the top-heavy ratio, any benefit will be discounted only for mortality and interest based on the following:

         (l)      [ ]      Interest Rate  ________%         Mortality Rate  _________%

         (2)      [X]      Not Applicable. The Company never maintained a defined benefit plan. COMPANY MAINTAINS A CASH BALANCE
                           PLAN.

(V)      ADOPTION CONTINGENT ON IRS APPROVAL

         The opinion letter issued to MassMutual by the National Office of the Internal Revenue Service evidences the acceptability of the form of the Prototype Plan under Code Section 401. The adopting Company may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Code
         Section 401. To obtain reliance with respect to plan qualification, the Company must apply to the appropriate Key District Office of the Internal Revenue Service for a determination letter.

         The adoption of the Plan and contributions thereto are subject to the condition that the Internal Revenue Service will determine that initially the Plan, as it relates to the undersigned Company, meets the requirements of the Internal Revenue Code and Regulations issued thereunder and, until the Company has received a favorable determination letter from the Internal Revenue Service, no Participant will have any vested interest in any equity created by contributions made by the Company. As soon as reasonably possible, after the execution of this Adoption Agreement, the Administrator will submit to the Internal Revenue Service the documents required to obtain a determination as to the qualified status of this Plan as it relates to the Company. Up on receipt of a determination letter, the Administrator will submit evidence thereof to the Insurance Company.

         Upon receipt of evidence that the Plan is not so qualified or if evidence is not received within one year after adoption of the Plan, or such longer period as may be agreed to by the Insurance Company, the Contract will be canceled and the Insurance Company will pay to the Company an amount equal to the value of the total of all the Participant's Accounts as determined by the Insurance Company in accordance with the terms of the Contract and Policies.

         This Adoption Agreement may be used only in conjunction with basic plan document #002, IRS Serial No. D365756a.

         Has the Company terminated another plan, including a cash or deferred arrangement within the last 12 months of the Effective Date of the Plan, making this Plan the successor plan as defined under Code Section 401(k) and the Regulations thereunder?

                  [ ]   Yes         [X]   No

         The Company is       [X]  incorporated    [ ]  unincorporated.

         Plan Serial Number is 002
                               ---

         Company's Fiscal Year is:  JANUARY 1ST to DECEMBER 31ST

The undersigned has consulted its own tax-counsel in completing this document.

Signed this _______________________ day of ____________________/______ at
Houston, Texas, on behalf of the Plan Sponsor, Service Corporation International and all Employers which are members of a controlled group of corporations (as defined in Code Section 414(b)), all trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c)), all members of an affiliated service group (as defined in Code Section 414(m)) and any other entity required to be aggregated pursuant to Regulations under Code Section 414(o).


SCI 401(k) RETIREMENT SAVINGS PLAN
BY: SCI MANAGEMENT L. P., PLAN ADMINISTRATOR

BY:  SCI ADMINISTRATIVE SERVICES, LLC, ITS GENERAL PARTNER



BY: /S/____________________________________
         HELEN DUGAND, PRESIDENT

                                ADDENDUM A TO THE
                       SCI 401(k) RETIREMENT SAVINGS PLAN
                    FLEXINVEST(R) PROFIT SHARING/401(k) PLAN
                    ----------------------------------------
                  ADOPTION AGREEMENT FOR NON-STANDARDIZED PLANS


         The classification of Employees eligible to participate in the Plan shall include all Employees of Marsellus Casket Company located at 101 Richmond Avenue, Syracuse, New York 13221 ("Marsellus") except those Employees of Marsellus covered by a collective bargaining agreement if such agreement does not specifically provide for participation in the Plan and provided, however, that Employees of Marsellus shall not be eligible to participate in any Company Qualified Nonelective Contributions, Company Matching Contributions, Company Qualified Matching Contributions, or Company Profit Sharing Contributions.

                                ADDENDUM B TO THE
               FLEXINVEST(R) PROTOTYPE PROFIT-SHARING/401(k) PLAN
                  PROFIT-SHARING/401(k) PLAN ADOPTION AGREEMENT
                           For Non-Standardized Plans


         The following additional provisions concerning qualifying Employer securities are included as an addendum to Part VI of the Adoption Agreement to the SCI 401(k) Retirement Savings Plan (the "Plan") completed by Service Corporation International (the "Company"). The purpose of this addendum is to establish written procedures (which are hereby incorporated into and made part of the Plan) to permit Participants to direct the investment of their accounts in qualifying employer securities (described below) and to allow the Company (and any adopting Employer) to make Employer contributions in qualifying employer securities, subject to the terms and provisions set forth below. All capitalized terms not defined herein shall have the meanings set forth in the Plan.

6.4      ESTABLISHMENT OF THE SCI COMMON STOCK FUND.


         (a) Establishment of Company Stock Fund. The investment options available to Participants under the Plan shall include the ability to invest in "qualifying employer securities," as defined in section 401(d)(5) of the Employee Retirement Income Security Act of 1974 ("ERISA"). Accordingly, in addition to any other investment options available under the Plan, Participants may direct that amounts allocated to their respective Accounts be invested in a unitized fund that holds cash and shares of the common stock, $1.00 par value, of the Employer (the "Company Stock Fund"). In addition, the Employer may make any Company Qualified Nonelective Contributions, Company Matching Contributions or Company Profit Sharing Contributions in qualifying employer securities ("Company Stock") which shall be held in the Company Stock Fund and allocated to Participants' Accounts according to the relevant allocation provisions of the Plan applicable to such contributions.

         (b) Management by Applicable Fiduciary. An ancillary trustee or Investment Manager (appointed in accordance with applicable provisions of the Plan) who shall qualify as an agent independent of the issuer (as such term is defined in Rule 10b-18 promulgated under the Securities Exchange Act of 1934 (the "Act")) shall establish and maintain the Company Stock Fund in accordance with the terms of the Plan and this Addendum. The above-described ancillary trustee or Investment Manager shall hereinafter be referred to as the "Applicable Fiduciary". In the event that the Applicable Fiduciary is not independent of the issuer, any purchase of Company Stock shall be effected in accordance with provisions of rule 10b-18 of the Act. When the Applicable Fiduciary (i) receives funds to be invested or determines that assets from those funds, if applicable, should be sold and the proceeds held for a period of time pending reinvestment or other purpose, or (ii) has notice that required or appropriate filings with the Securities and Exchange Commission have not been timely accepted as filed and funds received have been designated to be invested in shares of Company Stock, then prior to completion of required or appropriate filings with the Securities and Exchange Commission, such funds may be held in cash, or invested in short-term investments such as U.S. Treasury bills, commercial paper, demand notes, money market funds, any savings accounts, money market accounts, certificates of deposit or like investments with the commercial department of any bank (including any bank serving as the Applicable Fiduciary, as long as they bear a reasonable rate of interest and the bank is supervised by the United States or a state) any common, pooled or collective trust funds which any bank, including any bank serving as the Applicable Fiduciary, or any other corporation may now have or in the future may adopt for such short-term investments (the governing document of such common, pooled or collective trust fund(s) being hereby incorporated herein by reference), and other similar assets which may be offered by the federal government, or any national or state bank (whether or not serving as the Applicable Fiduciary hereunder), and as may be determined by the Applicable Fiduciary, in its discretion, which assets will remain a part of the fund to which they would otherwise relate.

         (c) Participants' Investment Elections. As soon as practical after the establishment of the Company Stock Fund is completed, including the completion of all applicable governmental filings, the Administrator will notify Participants of the availability of such investment fund and will provide them with information on the procedures established by the Administrator for the direction of investment of contributions into such fund. The investment directions of Participants shall be made in accordance with the procedures and limitations described in procedures maintained under and in connection with the Plan as generally applicable to Participants' investment directions except to the extent that the Administrator has prescribed different procedures and/or limitations that apply with respect to such Company Stock Fund; or except as otherwise provided herein.

         (d) Transfers Among Investment Funds. A Participant's transfer into or out of the Company Stock Fund of amounts previously invested in any other investment funds available under the Plan will be governed by the procedures and limitations described in procedures maintained under and in connection with the Plan as generally applicable to Participants' investment transfer directions except to the extent that the Administrator has prescribed different procedures and/or limitations that apply with respect to such Company Stock Fund or except as otherwise provided herein. Transfers out of the Company Stock Fund of Company Qualified Nonelective Contributions, Company Matching Contributions or Company Profit Sharing Contributions shall also be governed by such procedures and limitations which may differ from the procedures and limitations applicable to transfers of Participant's Elective Salary Deferrals, but shall be applied in a non-discriminatory manner to all Participants.

         (e) Participants' Directions. All elections and investment directions by Participants concerning the investment of their Accounts shall be in such form as is prescribed by the Administrator. Each Participant shall designate the percentage of his various Accounts, or any combination of such Accounts (as such Accounts presently exist and the percentage of future contributions, if any, to be allocated to such Accounts) to be invested in the Company Stock Fund and any one or more funds, as such funds may be established from time to time under the Plan. At such times as shall be prescribed by the Administrator in its discretion, the percentage elected to be placed in any one fund may be changed by the Participant, which change will be effective after such period of times as shall be established by the Administrator. The Administrator shall determine whether any such change as to investments will change the Participant's Account as it presently exists or whether it will only be effective as to succeeding investments of contributions; however, any such change, when made, shall continue to be


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

effective until revoked or changed in a like manner. The rules established and the discretion exercised by the Administrator hereunder shall apply to all Participants on a nondiscriminatory basis. As soon as administratively feasible after receipt of investment directions of a Participant, the Administrator shall direct the Applicable Fiduciary to implement all such proper directions received from a Participant. Each Participant and each Beneficiary of a deceased Participant is hereby designated as a "named fiduciary" (within the meaning of Sections 402(a)(2) and 403(a)(1) of ERISA with respect to his investment directions made pursuant to this Subsection.

         (f) Beneficiaries of Deceased Participant. All provisions of this Subsection pertaining to a Participant shall be equally applicable to a Beneficiary of a deceased Participant whose Account remains in the Plan.

         (g) Form and Method of Payment of Funds Invested in the Company Stock Fund. Notwithstanding any other provision of this Plan and Trust to the contrary, with respect to any amounts invested in Company Stock, distribution shall be paid in cash in an amount equal to the value (as of the date or dates shares of Company Stock credited to the Participant's Account are converted into cash) of the Participant's vested interest in shares of Stock credited to such Participant's Account, or in whole shares of Company Stock, or in any combination thereof as elected by the Participant. Any fractional shares of Company Stock to which the Participant may be entitled shall be valued and paid in cash.

         (h) Purchases and Sales of Common Stock. Purchases and sales of Company Stock shall be handled in accordance with the following rules and such additional procedures, consistent with such rules, that the Administrator may establish from time to time:

                  (1) The Plan will acquire shares of Company Stock from the Company through original issuance of shares, purchase of shares from the Service Corporation International treasury or through national securities exchange, or pursuant to other arrangements mutually agreed upon by the Company and the Applicable Fiduciary. In making purchases of Company Stock, the Applicable Fiduciary shall exercise its discretion with respect to the timing of such purchases and the determination of the prices assigned to shares of Company Stock as the Trustee deems appropriate.

                  (2) With respect to any transaction that involves a party in interest (as defined in Section 3(14) of ERISA), purchases and sales of shares of Company Stock for which there is a generally recognized market shall be made by the Applicable Fiduciary either (i) at the price of such shares prevailing on a national securities exchange which is registered under section 6 of the Securities Exchange Act of 1934 ("National Securities Exchange") or, (ii) if such shares are not traded on any National Securities Exchange, at a price equal to the mean of the current bid and asked prices of such shares on any generally recognized market on the same day of such purchase or sale as quoted by persons independent of the issuer and of any parties in interest (as defined in this Subsection), or on the last trading day during which there were sales of such shares if there are no sales on the same day of such purchase or sale. In the event that purchases and sales involve a party in interest (as defined in this Subsection) and are made with respect to shares of Company Stock for which there is no generally recognized market, the price shall be in the case of a purchase no more than, and in the case of a sale no less than, the fair market value of such shares as determined in good faith by the Applicable Fiduciary pursuant to the terms of the Plan and in accordance with applicable provisions of ERISA or other applicable federal law and regulatory guidance issued thereunder. The Applicable Fiduciary may, in its discretion, defer the purchase of Company Stock or limit the daily volume of its purchase of such stock to the extent that such action is deemed by it to be in the best interests of Participants or as is required by applicable law or regulatory authority.

                  (3) The Applicable Fiduciary may, in its discretion, make separate trades or match the purchase and sale orders scheduled for a transaction and transact the net purchase or sale, whichever the case may be. The price per share allocated to each purchase or sale order shall be the price transacted for the "net" shares on the transaction date selected by the Applicable Fiduciary. The price transacted for a "net" transaction shall be the price paid or obtained in the case of a single transaction, and the weighted average of the prices paid or obtained, as applicable, in the case of multiple transactions.

                  (4) Any brokerage commissions, transfer fees and other expenses actually incurred in any such sale or purchase shall be equitably allocated and added to the cost or subtracted from the proceeds of all purchases or sales, as the case may be, effected on a transaction day, whether pursuant to the netting process described above, or pursuant to actual separate transactions in accordance with a Participant's direction. No commissions or other fees shall be payable with respect to any transaction that is not on the open market and involves the Plan and a party in interest.

                  (5) Allocations to Participants' Accounts will be made in full and fractional shares.

                  (6) A Participant may direct the Administrator (or its delegate) to use any available cash or funds held for him under the Plan and Trust to exercise any options, rights or warrants issued with respect to Company Stock in his Account. In the absence of such direction, or if there are no available funds, any such option, right or warrant having a market value shall be sold for the Participant's Account.

         (i) Dividends. All dividends or other distributions attributable to shares of Company Stock held in the Company Stock Fund shall be allocated to the Participant whose Account is credited with such shares.

         (j) Distribution of Accrued Benefits. To the extent invested in Company Stock, a Participant's Account which is payable under the Plan may be distributed in Company Stock or in cash or partly in Company Stock and partly in cash. To reduce such Company Stock to cash, the Trustee may sell such Company Stock to the Employer on the open market on a recognized exchange with which the Company Stock is registered. The proceeds of such sales of Company Stock shall be included in such Participant's Account. In making sales of Company Stock for distribution the Trustee shall exercise its discretion with respect to the timing of such sales. If Stock is sold to the Employer, the sales price shall be determined in the manner set forth above for determining the price of Company Stock sold to the Employer. No commissions or other fees shall be payable with respect to any transaction with the Employer.

         (k) A Participant (other than an Insider subject to the provisions of 6.6 below) may liquidate any or all of the balance in his Company Stock Fund and transfer the proceeds to any other investment funds available in the Plan and a Participant may transfer the proceeds of other investment funds into the Company Stock Fund with the same frequency and according to the same procedure that such Participant invests in any other investment fund offered by the Plan.


6.5      VOTING AND TENDER OF COMPANY STOCK.


         The Applicable Fiduciary's voting, tender, and exercise of rights other than voting rights with respect to Company Stock shall be governed by the following provisions:

         (a) Each Participant (or Beneficiary of a deceased Participant) is hereby designated as a "named fiduciary" (within the meaning of Sections 402(a)(2) and 403(a)(1) of ERISA) with respect to (i) the shares of Company Stock allocated to his Account, and (ii) a pro rata portion of the shares of Company Stock allocated to the Accounts of Participants who do not direct the Applicable Fiduciary as to how such shares should be voted, and shall have the right to direct the Applicable Fiduciary with respect to the vote of the shares of Company Stock allocated to his Account, on each matter brought before any meeting of the stockholders of the Employer. Upon timely receipt of such directions, the Applicable Fiduciary shall vote as directed the number of shares (including fractional shares (which shall be aggregated into whole shares of the Company's Common Stock and voted only to the extent of the last whole share)) of Company Stock allocated to such Participant's Account. The Applicable Fiduciary shall have no discretion in such matter. The instructions received by the Applicable Fiduciary from Participants (or Beneficiaries) shall be held by the Applicable Fiduciary in confidence and shall not be divulged to any person including the Plan Administrator or any officer or employee of the Employer. The Applicable Fiduciary shall vote allocated shares of Company Stock for which it has not received direction in the same proportion as directed shares are voted and the Applicable Fiduciary shall have no discretion in such matter. In determining such proportion, the Applicable Fiduciary shall under all circumstances include in its calculation the votes of Participants (or Beneficiaries) on all shares allocated to Participants' Accounts, giving effect to all affirmative directions by Participants (or Beneficiaries), including directions to vote for or against, to abstain or to withhold the vote, but shall exclude from its calculation all allocated shares of such stock for which no direction has been received.

         (b) Each Participant (or Beneficiary of a deceased Participant) is hereby designated as a "named fiduciary" (within the meaning of Sections 402(a)(2) and 403(a)(1) of ERISA) with respect to the (i) shares of Company Stock allocated to his Account and shall have the right, to the extent of the number of whole shares of Company Stock allocated to his Account, to direct the Applicable Fiduciary in writing as to the manner in which to exercise rights (other than voting rights with respect to such shares) with respect to any decisions or elections involving warrants, conversion rights, "poison pill" rights, elections with respect to rights offerings or any other rights similar to the foregoing. Upon timely receipt of such directions, the Applicable


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


Fiduciary shall respond as instructed with respect to such shares of Company Stock. The instructions received by the Applicable Fiduciary from Participants (or Beneficiaries) shall be held by the Applicable Fiduciary in confidence and shall not be divulged to any person, including the Plan Administrator or any officer or employee of the Employer. If the Applicable Fiduciary shall not receive timely instruction from a Participant (or Beneficiary) as to the manner in which to exercise a right other than a voting right, the Applicable Fiduciary shall not exercise any such right with respect to an allocated share of Company Stock with respect to which such Participant (or Beneficiary) has the right to direction, and the Applicable Fiduciary shall have no discretion in such matter.

         (c) Subject to the specific requirements applicable to Tender Offers as set forth below, the Applicable Fiduciary shall notify the Participants (or Beneficiaries of deceased Participants) of each occasion for the exercise of voting rights and rights other than voting rights within a reasonable time before such rights are to be exercised. This notification shall include all the information (including any proxy solicitation materials) that the Employer distributes to shareholders regarding the exercise of such rights, as well as a form requesting confidential directions to the Applicable Fiduciary on how such shares of Company Stock allocated to such Participant's Account shall be voted on each such matter. The proxy solicitation materials described in the preceding sentence shall be the same as those for shareholders of Company Stock generally, and shall comply with applicable state and federal law and the Employer's charter and bylaws as generally applicable to shareholders of such stock. The Applicable Fiduciary shall not make recommendations to Participants (or Beneficiaries) on whether to vote or how to vote. The instructions received by the Applicable Fiduciary from Participants (or Beneficiaries) shall be held by the Applicable Fiduciary in confidence and shall not be divulged to any person, including the Plan Administrator, or any officer or employee of the Employer; provided, however, that the Applicable Fiduciary shall advise any officer of the Employer at any time upon request, of the total number of shares of such Company Stock that it has been instructed to vote in favor of each matter for which a vote was solicited, the total number of shares of such stock that it has been instructed not to vote in favor of each such matter and the total number of shares in respect of which it has received no instructions.

         (d) In the event of a Tender Offer, as defined herein, the Administrator shall direct the Applicable Fiduciary to take those steps reasonably necessary to furnish information to, and request instructions from, each Participant (or Beneficiary) who has shares of Company Stock allocated to his Account in substantially the same manner as with respect to the shareholders of such stock generally. In that regard, the Applicable Fiduciary shall:

                  (1) Inform each Participant (or Beneficiary) as to the existence of the Tender Offer; provided, however, the Applicable Fiduciary shall not make any recommendations with respect to such Tender Offer;

                  (2) Transmit to each Participant (or Beneficiary) such written information and other materials relative to the Tender Offer as are made available by the persons or entities making such Tender Offer to the shareholders of such stock generally;

                  (3) Request written instructions from each Participant (or Beneficiary) as to whether or not to tender or exchange the shares of such stock allocated to his Account; and

                  (4) Use reasonably diligent efforts to effect, on a nondiscriminatory basis, the tender or exchange of allocated shares of such stock in accordance with the written instructions received from the Participants and Beneficiaries.

         The number of shares to which a Participant's (or Beneficiary's) instructions apply will be the total number of shares allocated to his Account, regardless of whether the shares are vested, as of the close of business on the day preceding the date on which the Tender Offer commences. In accordance with the terms and conditions of the Tender Offer, the Applicable Fiduciary will tender or exchange those shares of stock that it has been properly instructed to tender or exchange, and it will not tender or exchange those shares that it has not been properly instructed to tender or exchange. Instructions to the Applicable Fiduciary from a Participant (or Beneficiary) to tender or exchange shares will not be deemed to be a withdrawal or suspension from the Plan or a forfeiture of any portion of such person's interest in the Plan. Shares of Company Stock that are not tendered or exchanged pursuant to valid instructions shall remain invested in such stock.

         For purposes of this Subsection C-3(d), the term "Tender Offer" means collectively (a) a cash tender offer, which includes a tender offer for, or request or invitation for tenders of, shares of Company Stock in exchange for cash as made to the Applicable Fiduciary or to the shareholders of such stock generally, and (b) an exchange offer, which includes a tender offer for, or request or invitation for tenders of any shares of Company Stock in exchange for any consideration other than all cash, as made to the Applicable Fiduciary or to the shareholders of such stock generally.


6.6      SECTION 16(b) RESTRICTIONS ON INSIDERS:

         In accordance with Rule 16b-3 promulgated under Section 16 of the Act and notwithstanding any other provisions of the Plan or this Addendum to the contrary, the following rules shall apply, to any officer, director or 10% shareholder of the Employer (an "Insider").

         (a) New Investment in Company Stock Fund. An Insider shall be allowed to invest in the Company Stock Fund on the same basis as other Participants with respect to any Elective Deferrals, or Company contributions allocated to his Account, whether vested or non-vested and with respect to any loan repayments and without regard to any transfers of previously invested contributions into or out of the Company Stock Fund.

         (b) Transfer from Other Investments Into the Company Stock Fund. An Insider shall be allowed to sell any other investment option offered by the Plan and elect to transfer the proceeds of such sale in his Accounts to the Company Stock Fund provided that such election is made at least six months following the date of the most recent election to transfer amounts out of the Company Stock Fund or take a cash distribution or loan from any plan of the Employer which holds Company Stock.

         (c) Transfer Out of the Company Stock Fund to Another Investment. An Insider shall be allowed to sell an investment in the Company Stock Fund and transfer the proceeds of such sale to an investment in any other investment option offered by the Plan provided that such investment in the Company Stock Fund is effected pursuant to an election made at least six months following the date of the most recent election by such Insider to transfer money into the Company Stock Fund from any other investment.

         (d) In-service Withdrawal or Loan From Company Stock Fund. To the extent that an Insider would otherwise be allowed to take an in-service withdrawal or loan from the Plan, such in-service cash withdrawal or loan may be made from the Insider's investment in the Company Stock Fund only if made six months after the Insider's most recent election to transfer money from another investment option offered by the Plan to the Company Stock Fund.

         (e) Distributions and QDROs. Notwithstanding the above provisions, an Insider may take an in-service withdrawal in Company Stock (to the extent that such withdrawal would otherwise be allowed) and may take a distribution in either cash or Company Stock upon termination of employment with the Employer or Disability. Any distribution pursuant to a qualified domestic relations order will not be subject to any restrictions on sale or distribution of Company Stock.